                                                                     Exhibit 2.1

            PLAN OF REORGANIZATION, MERGER AND ACQUISITION AGREEMENT

                         DATED EFFECTIVE MARCH 21, 2000

                                  BY AND AMONG

                            BILLING CONCEPTS CORP.,

                           LUBBOCK ACQUISITION CORP.,

                            OPERATOR SERVICE COMPANY

                                       AND

                                ITS STOCKHOLDERS

                                TABLE OF CONTENTS

1.       GENERAL DEFINITIONS....................................................1

         1.1      "Accounts Receivable".........................................1
         1.2      "Affiliate"...................................................2
         1.3      "Article".....................................................2
         1.4      "Assets"......................................................2
         1.5      "Associate"...................................................2
         1.6      "Authorization"...............................................2
         1.7      "Balance Sheet Date"..........................................2
         1.8      "Best Knowledge"..............................................2
         1.9      "Bcc Stock"...................................................2
         1.10     "Business"....................................................2
         1.11     "Business Combination"........................................2
         1.12     "Business Day"................................................2
         1.13     "CERCLA"......................................................3
         1.14     "Certificate".................................................3
         1.15     "Code"........................................................3
         1.16     "Contracts"...................................................3
         1.17     "Control".....................................................3
         1.18     "Damages".....................................................3
         1.19     "Deposits"....................................................3
         1.20     "Disclosure Schedule".........................................3
         1.21     "Earnout Holdback Shares".....................................3
         1.22     "Earnout Escrow Agreement"....................................3
         1.23     "Effective Time"..............................................3
         1.24     "Encumbrance".................................................3
         1.25     "Environmental Laws"..........................................4
         1.26     "Environmental Liabilities"...................................4
         1.27     "ERISA".......................................................4
         1.28     "Escrow Agent"................................................4
         1.29     "Escrow Stockholders".........................................4
         1.30     "Exchange Act"................................................4
         1.31     "Financial Statements"........................................4
         1.32     "Former Seller Stockholder"...................................4
         1.33     "Governmental Authority"......................................4
         1.34     "Governmental Requirement"....................................5
         1.36     "Indemnitee"..................................................5
         1.37     "Indemnitor"..................................................5
         1.38     "Indemnity Escrow Agreement"..................................5
         1.39     "Indemnity Holdback Shares"...................................5
         1.40     "Intellectual Property".......................................5
         1.41     "IRS".........................................................6
         1.42     "Losses"......................................................6
         1.43     "Material Adverse Effect".....................................6
         1.44     "Merger Consideration"........................................6
         1.45     "Ordinary Course Of Business".................................6
         1.46     "Other Stockholders"..........................................6


         1.47     "Parties"......................................................7
         1.48     "PBGC".........................................................7
         1.49     "Permitted Encumbrances".......................................7
         1.50     "Person".......................................................7
         1.51     "Purchaser Stock"..............................................7
         1.52     "RCRA".........................................................7
         1.53     "Reference Balance Sheet"......................................7
         1.54     "Reorganization"...............................................7
         1.55     "Rights Against Seller Stock"..................................7
         1.56     "SEC" or "Commission"..........................................7
         1.57     "SEC Documents"................................................7
         1.58     "Section"......................................................7
         1.59     "Securities Act"...............................................7
         1.60     "Seller Stock".................................................7
         1.61     "Software".....................................................8
         1.62     "Software Trade Secret"........................................8
         1.63     "Subsidiary"...................................................8
         1.64     "Surviving Corporation"........................................8
         1.65     "System Documentation".........................................8
         1.66     "Taxes"........................................................8
         1.67     "Tax Returns"..................................................8
         1.68     "Third-party Claims"...........................................8
         1.69     "Third-party Software".........................................9
         1.70     "Third-party Software Agreements"..............................9
         1.71     "User Documentation"...........................................9
         1.72     "Waste Materials"..............................................9
         1.73     "Working Capital"..............................................9

2.       MERGER..................................................................9

         2.1      The Merger.....................................................9
         2.2      Surviving Corporation..........................................9
         2.3      Liabilities....................................................9
         2.4      Certificate of Incorporation and Bylaws.......................10
         2.5      Directors and Officers........................................10
         2.6      Conversion or Cancellation of Stock Upon Merger...............10
         2.7      Fractional Shares.............................................10
         2.8      Exchange Procedures...........................................11
         2.9      Interim Dividends.............................................11
         2.10     Further Assurances............................................11
         2.11     Payments Into Escrow Funds....................................12

3.       CLOSING; CLOSING DATE..................................................12

4.       REPRESENTATIONS AND WARRANTIES OF SELLER AND THE ESCROW STOCKHOLDERS...12

         4.1      Incorporation.................................................13
         4.2      Share Capital.................................................13
         4.3      Financial Statements..........................................14
         4.4      Events Since the Balance Sheet Date...........................15
         4.5      Competing Interests...........................................16
         4.6      Taxes.........................................................16


         4.7      Employee Matters.................................................17
         4.8      Contracts and Agreements.........................................18
         4.9      Effect of Agreement..............................................21
         4.10     Properties, Assets and Leasehold Estates.........................21
         4.11     Intellectual Property............................................23
         4.12     Suits, Actions and Claims........................................25
         4.13     Licenses and Permits; Compliance With Governmental Requirements..25
         4.14     Authorization....................................................26
         4.15     Records..........................................................26
         4.16     Environmental Protection Laws....................................26
         4.17     Accounts Receivable..............................................27
         4.18     Brokers And Finders..............................................28
         4.19     Deposits.........................................................28
         4.20     Work Orders......................................................28
         4.21     Customer List; Supplier List.....................................28
         4.22     No Royalties.....................................................28
         4.23     Bank Accounts....................................................29
         4.24     Insurance........................................................29
         4.25     Employee Benefit Matters.........................................29
         4.26     Warranties and Product Liability.................................31
         4.27     Securities Laws Matters..........................................32
         4.28     No Untrue Statements.............................................33

4.A      REPRESENTATIONS AND WARRANTIES OF ESCROW STOCKHOLDERS AND OTHER
         STOCKHOLDERS..............................................................33

         4a.1     Authority........................................................33
         4a.2     Consents.........................................................34
         4a.3     Litigation.......................................................34
         4a.4     Stock Ownership..................................................34
         4a.5     Brokers and Finders..............................................34
         4a.6     Securities Laws Matters..........................................34

5.       REPRESENTATIONS AND WARRANTIES OF THE BCC PARTIES.........................35
         5.1      Purchaser Incorporation..........................................35
         5.2      BCC Incorporation................................................35
         5.3      Authorization....................................................35
         5.4      Brokers and Finders..............................................36
         5.5      Authorization of Stock Consideration.............................36
         5.6      SEC Documents....................................................36
         5.7      No Violation.....................................................36
         5.8      Consents.........................................................37
         5.9      Certain Proceedings..............................................37

6.       NATURE OF STATEMENTS AND SURVIVAL OF INDEMNIFICATIONS, GUARANTEES,
         REPRESENTATIONS AND WARRANTIES OF SELLER, THE STOCKHOLDERS AND BCC
         PARTIES...................................................................37

7.       TAX TREATMENT.............................................................38

8.       PRE-CLOSING COVENANTS.....................................................38


         8.1      General.............................................................38
         8.2      Notices and Consents................................................38
         8.3      Operation of Business...............................................38
         8.4      Full Access.........................................................40
         8.5      Notice of Developments..............................................40
         8.6      Exclusivity.........................................................41
         8.7      Disclosure Schedule.................................................41
         8.8      Voting of Seller Stock..............................................42
         8.9      Escrow Agreements...................................................42
         8.10     Termination of Contracts............................................42
         8.11     Affiliate Letters...................................................42
         8.12     Registration Rights Agreement; No Transfers Before Closing..........42
         8.13     Release.............................................................43

9.       CONDITIONS TO OBLIGATION TO CLOSE............................................43

         9.1      Conditions to Obligation of The BCC Parties.........................43
         9.2      Conditions to Obligation of Seller And Stockholders.................46

10.      SPECIAL CLOSING AND POST-CLOSING COVENANTS...................................47

         10.1     General.............................................................47
         10.2     Litigation Support..................................................47
         10.3     Transition..........................................................48
         10.4     Termination of Agreements...........................................48
         10.5     Intellectual Property Assignment....................................48
         10.6     Use of Name of Seller...............................................48
         10.7     Employee Benefits Matter............................................48
         10.8     Tax-free Reorganization.............................................49
         10.9     S Corporation Earnings; 2000 Income Tax Returns.....................49
         10.10    Earnout Escrow......................................................50
         10.11    Appointment of Successor Escrow Agent...............................50
         10.12    HSR.................................................................50

11.      INDEMNITY....................................................................50

         11.1     Indemnification by the Escrow Stockholders..........................51
         11.2     Environmental Indemnification.......................................51
         11.3     Tax Indemnification.................................................51
         11.4     Products Liability and Warranty Indemnification.....................52
         11.5     Indemnification by the BCC Parties..................................52
         11.7     Indemnity Holdback..................................................53
         11.8     Indemnity Escrow....................................................53
         11.9     Procedure...........................................................53
         11.10    Payment.............................................................55
         11.11    Adjustment of Liability.............................................55
         11.12    Failure to Pay Indemnification......................................55
         11.13    Cooperation.........................................................55
         11.14    Indemnification If Negligence of Indemnitee.........................55

12.      NON-COMPETITION AGREEMENT....................................................55

         12.1     Non-Competition.....................................................55
         12.2     Judicial Reformation................................................56


         12.3     Customer Lists; Non-solicitation......................................56
         12.4     Covenants Independent.................................................56
         12.5     Remedies..............................................................57

13.      NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.....................................57

14.      NOTICES........................................................................58

15.      TERMINATION....................................................................59

         15.1     Termination of Agreement..............................................59
         15.2     Effect of Termination.................................................60

16.      GUARANTEE......................................................................60

17.      STOCKHOLDER REPRESENTATIVE.....................................................60

18.      GENERAL PROVISIONS.............................................................61

         18.1     Governing Law; Interpretation; Section Headings.......................61
         18.2     Severability..........................................................61
         18.3     Entire Agreement......................................................62
         18.4     Binding Effect........................................................62
         18.5     Assignment............................................................62
         18.6     Amendment; Waiver.....................................................62
         18.7     Gender; Numbers.......................................................62
         18.8     Counterparts..........................................................62
         18.9     Telecopy Execution and Delivery.......................................63
         18.10    Expenses..............................................................63
         18.11    Arbitration...........................................................63
         18.12    Damage to Assets......................................................64
         18.14    Press Releases and Public Announcements...............................65
         18.15    No Third Party Beneficiaries..........................................65
         18.16    Construction..........................................................65
         18.17    Incorporation of Exhibits, Annexes and Disclosure Schedule............65
         18.18    Specific Performance..................................................65
         18.19    Remedies Cumulative...................................................65


EXHIBIT A.1 - FORM OF EARNOUT ESCROW AGREEMENT
EXHIBIT A.2 - FORM OF INDEMNITY ESCROW AGREEMENT
EXHIBIT B - FORM OF INTELLECTUAL PROPERTY ASSIGNMENTS
EXHIBIT C- FORM OF EMPLOYMENT AGREEMENTS
EXHIBIT D - FORM OF REGISTRATION RIGHTS AGREEMENT
EXHIBIT E - FORM OF AFFILIATE LETTER

            PLAN OF REORGANIZATION, MERGER AND ACQUISITION AGREEMENT

         THIS PLAN OF REORGANIZATION, MERGER AND ACQUISITION AGREEMENT (this "Agreement") is this entered effective the 21st day of March, 2000, by and among Operator Service Company, a Texas corporation ("Seller"), and the Persons holding shares of Seller Stock and named on Schedule 4.2(a) of the Disclosure Schedule (collectively, the "Stockholders"), Billing Concepts Corp., a Delaware corporation ("BCC"), and Lubbock Acquisition Corp., a Delaware corporation ("Purchaser," and, together with BCC, the "BCC Parties").

                              W I T N E S S E T H :

         WHEREAS, BCC is in the business of developing billing systems and providing software development services; and

         WHEREAS, in connection with the transactions contemplated by this Agreement, BCC previously caused Purchaser to be organized and to issue to BCC all of the issued and outstanding shares of capital stock of Purchaser; and

         WHEREAS, Seller is a provider of customer management, customer care (including e-care), interactive voice response, telesales, operator services, directory assistance, billing inquiry, help desk and teleservices (the "Business"); and

         WHEREAS, the Stockholders own, free and clear of any liens or encumbrances, all of the issued and outstanding shares of capital stock of Seller; and

         WHEREAS, the respective boards of directors of Purchaser and Seller have voted to approve the merger of Seller with and into Purchaser (the "Merger") pursuant to the terms and subject to the conditions of this Agreement; and

         WHEREAS, this Agreement is intended to qualify under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the parties hereto agree that Seller shall be merged with and into Purchaser and that the terms and conditions of the Merger, the method of carrying the Merger into effect and certain other provisions relating thereto shall be as hereinafter set forth:

         10 GENERAL DEFINITIONS. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

         1.1 "ACCOUNTS RECEIVABLE" shall have the meaning assigned to it in
SECTION 4.17.

         1.2 "AFFILIATE" of any Person shall mean any Person Controlling, Controlled by or under common Control with such Person.

         1.3 "ARTICLE" shall mean an Article of this Agreement unless otherwise stated.

         1.4 "ASSETS" shall mean the assets, properties and rights of Seller of every nature, kind and description, wherever located, tangible and intangible, real, personal and mixed, whether or not reflected in the books and records of Seller, necessary or desirable to permit the Business to be carried on in the manner as is presently conducted (except for certain art work, decorations and similar personal property items of James Kirk Smith and Michael R. Smith (which are not included on the Financial Statements), located at Seller's headquarters and which have been identified by them to Purchaser).

         1.5 "ASSOCIATE" shall have the meaning assigned to it in SECTION 4.5.

         1.6 "AUTHORIZATION" shall mean any consent, approval or authorization of, expiration or termination of any waiting period requirement including pursuant to the HSR Act by, or filing, registration, qualification, declaration or designation with, any Governmental Authority.

         1.7 "BALANCE SHEET DATE" shall have the meaning assigned to it in
SECTION 4.3.

         1.8 "BEST KNOWLEDGE" shall mean both what a Person knew or knows. When used with respect to a Person other than a natural person, the term "Best Knowledge" shall include the directors, officers, trustees, administrators and managers of the Person.

         1.9 "BCC STOCK" shall mean the common stock, $.01 par value, of BCC.


         1.10 "BUSINESS" shall have the meaning assigned in the recitals of this Agreement.

         1.11 "BUSINESS COMBINATION" shall mean (i) any merger or consolidation of, or share exchange involving, the Seller with or into any Person, (ii) any sale, lease, exchange, transfer or other disposition (whether in one transaction or a series of related transactions) of more than ten percent of the Seller's consolidated assets, (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Seller, (iv) any issuance, sale, purchase or redemption of equity securities, or any security, instrument or obligation that is or may become convertible into or exchangeable for or into equity securities (whether or not immediately exercisable) , of the Seller, any reclassification of equity securities or recapitalization of the Seller, and (v) any transaction having an effect similar to those described above.

         1.12 "BUSINESS DAY" shall mean any day other than Saturday, Sunday or other day on which federally chartered commercial banks in San Antonio, Texas are authorized or required by law to close.

         1.13 "CERCLA" shall mean the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended.

         1.14 "CERTIFICATE" shall mean each stock certificate representing shares of Seller Stock.

         1.15 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         1.16 "CONTRACTS" shall have the meaning assigned to it in SECTION 4.8.

         1.17 "CONTROL" and all derivations thereof shall mean the ability to either (a) vote (or direct the vote of) 50% or more of the voting interests in any Person or (b) direct the affairs of another, whether through voting power, contract or otherwise.

         1.18 "DAMAGES" shall mean any and all actual liabilities, losses, damages, demands, assessments, refund obligations (including, without limitation, interest and penalties thereon), claims of any and every kind whatsoever, costs and expenses (including interest, awards, judgments, penalties, settlements, fines, costs of remediation, diminutions in value, costs and expenses incurred in connection with investigating, prosecuting and defending any claims or causes of action (including, without limitation, reasonable attorneys' fees and reasonable expenses and all reasonable fees and reasonable expenses of consultants and other professionals)).

         1.19 "DEPOSITS" shall have the meaning assigned to it in SECTION 4.19.

         1.20 "DISCLOSURE SCHEDULE" shall have the meaning assigned to it in
ARTICLE 4.

         1.21 "EARNOUT HOLDBACK SHARES" shall have the meaning assigned to it in
SECTION 2.6.

         1.22 "EARNOUT ESCROW AGREEMENT" is attached hereto as EXHIBIT A.1.

         1.23 "EFFECTIVE TIME" shall mean the time at which a properly executed certificate of merger in substantially the form attached to this Agreement as
Part 1.23(a) of the Disclosure Schedule (together with other documents required by law to effect the Merger) shall have been filed with the Secretary of State of Delaware, properly executed articles of merger in substantially the form attached to this Agreement as Part 1.23(b) of the Disclosure Schedule (together with other documents required by law to effect the Merger) shall have been filed with the Secretary of State of Texas and such other documents and instruments shall have been filed in any other jurisdiction where such a certificate or articles of merger is required.

         1.24 "ENCUMBRANCE" shall mean any security interest, mortgage, pledge, trust, claim, lien, charge, option, defect, restriction, encumbrance or other right or interest of any third Person of any nature whatsoever.

         1.25 "ENVIRONMENTAL LAWS" shall mean any and all applicable laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Authority pertaining to the environment heretofore or currently in effect in any and all jurisdictions in which Seller is conducting or at any time has conducted business, or where any of the Assets are located, or where any hazardous substances generated by or disposed of by Seller are located. "Environmental Laws" shall include, but not be limited to, the Clean Air Act, as amended, CERCLA, the Federal Water Pollution Control Act, as amended, RCRA, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, and all other applicable laws, statutes, ordinances, rules, regulations, orders and determinations of any Governmental Authority relating to
(a) the control of any potential pollutant or protection of the air, water or land, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation and (c) exposure to hazardous, toxic or other substances alleged to be harmful. The terms "hazardous substance," "release" and "threatened release" shall have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA.

         1.26 "ENVIRONMENTAL LIABILITIES" shall mean any and all liabilities, responsibilities, claims, suits, losses, costs (including remediation, removal, response, abatement, clean-up, investigative or monitoring costs and any other related costs and reasonable expenses), other causes of action recognized now or at any later time, damages, settlements, reasonable expenses, charges, assessments, liens, penalties, fines, pre-judgment and post-judgment interest, reasonable attorneys' fees and other reasonable legal fees (a) pursuant to any agreement, order, notice of responsibility, or directive embodied in Environmental Laws or relating to environmental matters, injunction, judgment or similar documents (including settlements) relating to environmental matters or
(b) pursuant to any claim by a Governmental Authority or other person for personal injury, property damage, damage to natural resources, remediation or similar costs or expenses incurred by such Governmental Authority or person pursuant to common law or statute.

         1.27 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         1.28 "ESCROW AGENT" shall have the meaning assigned to it in SECTION 2.8(C).

         1.29 "ESCROW STOCKHOLDERS" shall mean Michael R. Smith and James Kirk Smith.

         1.30 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         1.31 "FINANCIAL STATEMENTS" shall have the meaning assigned to it in
SECTION 4.3.

         1.32 "FORMER SELLER STOCKHOLDER" shall mean each Person who was, immediately before the Effective Time, a holder of issued and outstanding shares of Seller Stock.

         1.33 "GOVERNMENTAL AUTHORITY" shall mean any and all foreign, federal, state or local governments, governmental institutions, public authorities and governmental entities of any nature whatsoever, and any subdivisions or instrumentalities thereof, including, but not limited to, departments, boards, bureaus, commissions, agencies, courts, administrations and panels, and any divisions or instrumentalities thereof, whether permanent or ad hoc and whether now or hereafter constituted or existing.

         1.34 "GOVERNMENTAL REQUIREMENT" shall mean any and all applicable laws (including, but not limited to, applicable common law principles), statutes, ordinances, codes, rules, regulations, interpretations, guidelines, directions, orders, judgments, writs, injunctions, decrees, decisions or similar items or pronouncements, promulgated, issued, passed or set forth by any Governmental Authority in effect as of the Effective Time.

         1.35 "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         1.36 "INDEMNITEE" shall mean the BCC Parties and the Surviving Corporation and each of their respective Associates, Affiliates, officers, directors, employees, agents, consultants, representatives and controlling Persons and their respective successors and assigns, on the one hand, and the Stockholders and their heirs, beneficiaries, successors and assigns, on the other hand, whether indemnified, or entitled, or claiming to be entitled to be indemnified or receive property, pursuant to the provisions of ARTICLE11 hereof.

         1.37 "INDEMNITOR" shall mean the Person or Persons having the obligation to indemnify or make payment pursuant to the provisions of ARTICLE 11 hereof.

         1.38 "INDEMNITY ESCROW AGREEMENT" is attached hereto as EXHIBIT A.2.

         1.39 "INDEMNITY HOLDBACK SHARES" shall have the meaning assigned to it in SECTION 2.6.

         1.40 "INTELLECTUAL PROPERTY" shall mean:

                  (a) the Software and the Software Trade Secrets; and

                  (b) all of Seller's patents and applications therefor, further including, but not limited to, all divisions, reissues, substitutions, reexaminations, continuations, continuations-in-part and extensions thereof; and

                  (c) all of Seller's inventions, whether or not patentable, further including, but not limited to, all new developments and inventions, as well as all improvements on prior inventions regardless of prior inventorship; and

                  (d) all of Seller's know-how and work product, regardless of form and whether tangible or intangible, further including, but not limited to, invention and laboratory notebooks, source code and object code, system design, system specifications, flow charts, test data, records and journals; blueprints, drawings and photographs; research and engineering reports, including any models or other hardware; licensing, marketing or development analysis; and customer or prospective customer lists; and

                  (e) all of Seller's copyright interests regardless of actual or potential registrability, and including moral rights, rights of publication and rights of attribution and integrity; and

                  (f) all of Seller's trademark or service mark interests, together with all of the goodwill of the business associated therewith and represented thereby; and

                  (g) all of Seller's trade secrets; and

                  (h) all other intellectual property and other proprietary interests (including, without limitation patents, patent applications, inventions (whether or not patentable), know-how, work product, copyright interests, trademark or service mark interests, and trade secrets) , whether or not identifiable as of the date of execution hereof, relating to, or used in connection with, the Business or Assets now or at any time in the future.

         1.41     "IRS" shall mean the Internal Revenue Service.

         1.42 "LOSSES" shall mean General Losses, Environmental Losses, Tax Losses and Product Losses (each as defined in ARTICLE 11 hereof), as the case may be.

         1.43 "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the Business, Assets, properties, operations, condition (financial or otherwise) or results of operations of Seller or BCC Parties, taken as a whole, as applicable. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

         1.44 "MERGER CONSIDERATION" shall have the meaning assigned to it in
SECTION 2.6.

         1.45 "ORDINARY COURSE OF BUSINESS" or "ordinary course of business" of a Person shall mean action taken by that Person only if (a) such action is consistent with past practices of such Person and is taken in the ordinary course of normal day-to-day operations of such Person; (b) such action is not required to be authorized by the Board of Directors (or group exercising similar authority) of such Person; and (c) such action is similar in nature and magnitude to actions customarily taken, without board authorization, in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

         1.46 "OTHER STOCKHOLDERS" shall mean all Stockholders of Seller other than the Escrow Stockholders.

         1.47 "PARTIES" or "PARTIES" shall mean collectively the BCC Parties, the Stockholders and Seller.

         1.48     "PBGC" shall have the meaning assigned to it in SECTION 4.25.

         1.49 "PERMITTED ENCUMBRANCES" shall mean (a) Encumbrances for current taxes and assessments not yet past due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are reflected in the Financial Statements, (b) mechanics and materialmen Encumbrances for construction in progress to the extent not perfected by filing, recording, giving of notice or other appropriate action in the relevant jurisdiction, (c) workmen, repairmen, warehousemen, carriers, lessors and operators Encumbrances arising in the Ordinary Course of Business to the extent not perfected by filing, recording, giving of notice or other appropriate action in the relevant jurisdiction and (d) easements, including agreements and deeds of easement, and other minor imperfections of title which would not have a Material Adverse Effect.

         1.50 "PERSON" shall mean any natural person, any Governmental Authority and any entity, the separate existence of which is recognized by any Governmental Authority or Governmental Requirement, including, but not limited to, corporations, partnerships, joint ventures, joint stock companies, trusts, estates, companies and associations, whether organized for profit or otherwise.

         1.51 "PURCHASER STOCK" shall mean the common stock, $.01 par value, of Purchaser.

         1.52 "RCRA" shall mean the Resource Conservation and Recovery Act of 1976, as amended.

         1.53 "REFERENCE BALANCE SHEET" shall have the meaning assigned to it in
SECTION 4.3.

         1.54 "REORGANIZATION" shall have the meaning assigned to it in ARTICLE
7.

         1.55 "RIGHTS AGAINST SELLER STOCK" shall have the meaning assigned to it in SECTION 4.2(B).

         1.56 "SEC" or "COMMISSION" shall mean the United States Securities and Exchange Commission.

         1.57 "SEC DOCUMENTS" shall have the meaning assigned to it in SECTION 4.27.

         1.58 "SECTION" shall mean a Section of this Agreement unless otherwise stated.

         1.59 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         1.60 "SELLER STOCK" shall mean the common stock, par value $0.001, of Seller.

         1.61 "SOFTWARE" shall mean all of Seller's computer programs owned by Seller (except off-the-shelf shrinkwrap and mass-market software) as of the date of Closing, including (without limitation) those itemized on Part 1.61 of the Disclosure Schedule, whether in source code or object code or other forms, and regardless of the format or medium in which said code may be stored or embodied. Software further includes (i) any and all improvements, corrections, modifications, updates, enhancements or other changes made thereto as of the Closing Date and owned by Seller, whether or not included in the most recent version thereof; (ii) any separate media objects or files embedded therein; and
(iii) all System Documentation and User Documentation relating to the Software.

         1.62 "SOFTWARE TRADE SECRET" shall mean any non-public information, design, process, procedure, formula or improvement included in or related to the Software that is valuable, not generally known in the industry, and gives the owner of the Software a competitive advantage over those competitors who do not know or use such information.

         1.63 "SUBSIDIARY" shall mean, with respect to any Person (the "parent"), (a) any corporation, association, joint venture, partnership or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or beneficial interest are, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent and (b) any joint venture or partnership of which the parent or any Subsidiary of the parent is a general partner or has responsibility for its management.

         1.64 "SURVIVING CORPORATION" shall mean the Purchaser, existing at and after the Effective Time as a result of the Merger.

         1.65 "SYSTEM DOCUMENTATION" shall mean all documentation, whether in tangible or electronic format, used in the development and updating of the Software at any time, including, but not limited to, design or development specifications, error reports, and related correspondence and memoranda.

         1.66 "TAXES" shall mean any foreign, federal, state or local tax, assessment, levy, impost, duty, withholding, estimated payment or other similar governmental charge, together with any penalties, additions to tax, fines, interest and similar charges thereon or related thereto.

         1.67 "TAX RETURNS" shall mean all Tax returns and reports (including, without limitation, income, franchise, sales and use, unemployment compensation, excise, severance, property, gross receipts, profits, payroll and withholding Tax returns and information returns).

         1.68 "THIRD-PARTY CLAIMS" shall have the meaning such term is given in
SECTION 11.9(B) hereof.

         1.69 "THIRD-PARTY SOFTWARE" shall mean computer software (except off-the-shelf shrinkwrap and mass-market software) not owned by Seller but in which Seller has rights and/or obligations, all of which is reflected on Part
1.69 of the Disclosure Schedule.

         1.70 "THIRD-PARTY SOFTWARE AGREEMENTS" shall mean the agreements itemized on Part 1.70 of the Disclosure Schedule.

         1.71 "USER DOCUMENTATION" shall mean all end-user instruction manuals, whether in tangible or electronic format, that have accompanied the Software instructing end users in the use thereof.

         1.72 "WASTE MATERIALS" shall mean any toxic or hazardous materials or substances, or solid wastes, including asbestos, buried contaminants, chemicals, flammable or explosive materials, radioactive materials, petroleum and petroleum products, and any other chemical, pollutant, contaminant, substance or waste that is regulated by any Governmental Authority under any Environmental Law.

         1.73 "WORKING CAPITAL" shall mean all current assets less all current liabilities, including all bank debt, each calculated according to generally accepted accounting principles consistently applied.

         2. MERGER.

         2.1 THE MERGER. Subject to the terms and conditions of this Agreement, Seller shall be merged with and into Purchaser in accordance with all applicable laws, with Purchaser being the Surviving Corporation. Purchaser and Seller shall cause a certificate of merger to be filed with the Secretary of State of Delaware, articles of merger to be filed with the Secretary of State of Texas and such other documents and instruments to be filed in any other jurisdiction where such a certificate or articles of merger is required, within two business days after the Closing Date (as hereinafter defined), unless legally prohibited from doing so. The Merger shall be effective at the Effective Time.

         2.2 SURVIVING CORPORATION. From and after the Effective Time, the Surviving Corporation shall have the name "Operator Service Company" and shall possess all assets and property of every description, and every interest in the assets and property, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of each of Seller and Purchaser, and all debts and all other things in action or belonging or due to each of Seller and Purchaser, all of which shall be vested in the Surviving Corporation without further act or deed, and title to any real estate or any interest in the real estate vested in either Seller or Purchaser shall not revert or in any way be impaired.


        2.3 LIABILITIES. The Surviving Corporation shall be liable for all the debts, liabilities and duties of each of Seller and Purchaser; any action or proceeding pending, by or against either Seller or Purchaser, may be prosecuted to judgment, with right of appeal, as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place, and all the rights of creditors of each of Seller and

Purchaser shall be preserved unimpaired, and all liens upon the property of each of Seller and Purchaser shall be preserved unimpaired, on only the property affected by the liens immediately prior to the Effective Time.

         2.4 CERTIFICATE OF INCORPORATION AND BYLAWS. The certificate of incorporation and bylaws of Purchaser in effect immediately prior to the Effective Time shall be the certificate of incorporation and bylaws of the Surviving Corporation following the Merger until otherwise amended or repealed.

         2.5 DIRECTORS AND OFFICERS. The directors and officers of Purchaser immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation until their successors are duly elected or appointed and qualified in the manner provided in the bylaws of the Surviving Corporation, or as otherwise provided by law.

         2.6      CONVERSION OR CANCELLATION OF STOCK UPON MERGER

                  (a) In consideration for the Merger, the non-competition agreements in ARTICLE 12 hereof and the non-disclosure agreement in ARTICLE 13 hereof, as of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Seller Stock, or the holder of the shares of Purchaser Stock, (i) subject to adjustment under
SECTION 2.6(B), Seller Stock outstanding immediately before the Effective Time shall be converted into the right to receive, subject to the provisions of SECTION 2.8, 3,846,154 shares of BCC Stock (the "Merger Consideration"); provided, however, that 461,573 shares of the Merger Consideration (the "Indemnity Holdback Shares") shall be pledged by the Escrow Stockholders to secure the indemnification obligations of the Stockholders pursuant to
ARTICLE 11 hereof and 769,000 shares of the Merger Consideration (the "Earnout Holdback Shares") shall be pledged by the Escrow Stockholders to secure the earnout requirements pursuant to SECTION 10.10 hereof, and (ii) each share of Purchaser Stock outstanding immediately before the Effective Time shall be converted into one share of common stock of the Surviving Corporation. At the Closing, BCC shall deliver to the Stockholders the certificates representing the Merger Consideration, less the Indemnity Holdback Shares and less the Earnout Holdback Shares.

                  (b) The number of shares constituting the Merger Consideration will be subject to reduction at the Closing to the extent the Seller's Working Capital is not at least $500,000 as of the Effective Time, but BCC elects to Close, in an amount equal to the deficit between the actual Working Capital as of the Effective Time and $500,000, valuing the shares of BCC Stock at $6.50 per share.

         2.7 FRACTIONAL SHARES. Notwithstanding SECTION 2.6, no certificates or scrip representing fractional shares of BCC Stock shall be issued upon the surrender for exchange of certificates that prior to the Effective Time represented shares of Seller Stock, no dividend or distribution of BCC shall relate to any fractional share interest and no fractional share interest shall entitle the owner thereof to vote or to exercise any rights of a stockholder of BCC. In the event that any Former Seller Stockholder shall be entitled to any fractional share interest, then any fractional amount shall be rounded down to the nearest whole share.

         2.8 EXCHANGE PROCEDURES.

                  (a) After the Effective Time, each outstanding Certificate shall, until duly surrendered to Purchaser as contemplated by this SECTION 2.8, be deemed to represent only the right to receive the applicable pro rata portion of the Merger Consideration.

                  (b) After the Effective Time, there shall be no further transfer on the records of Seller of Certificates, and each share of Seller Stock presented or surrendered to Purchaser shall be canceled in exchange for the applicable pro rata portion of the Merger Consideration as contemplated by SECTION 2.6. Purchaser shall not be obligated to deliver any part of the Merger Consideration to any holder of a Certificate until such holder surrenders such Certificate as provided herein.

                  (c) The stock certificates representing the Indemnity Holdback Shares shall be held in escrow by U.S. Trust Company of Texas, Inc., Dallas, Texas, or another escrow agent selected by BCC (the "Escrow Agent"), which shall include any successor escrow agent appointed pursuant to the provisions of SECTION 10.11, and the stock certificates representing the Earnout Holdback Shares shall be held in escrow by U.S. Trust Company of Texas, Inc., Dallas, Texas, or another escrow agent selected by BCC, which shall include any successor escrow agent appointed pursuant to the provisions of SECTION 10.11.

         2.9 INTERIM DIVIDENDS. No dividends or other distributions declared after the Effective Time on BCC Stock issuable pursuant to the Merger and payable to the Former Seller Stockholders after the Effective Time shall be paid to the holder of any unsurrendered certificates formerly representing shares of Seller Stock until the certificates shall be surrendered as provided herein, provided, however, that (a) upon surrender there shall be paid to the Stockholder in whose name the certificates representing the shares of BCC Stock shall be issued the amount of unpaid dividends with respect to the holder's shares of BCC Stock and (b) at the appropriate payment date, or as soon as practicable thereafter, there shall be paid to the Stockholder the amount of dividends declared with respect to whole shares of BCC Stock with a record date on or after the Effective Time but before surrender and a payment date subsequent to surrender, subject in any case to any applicable escheat laws. No interest shall be payable with respect to the payment of dividends or other distributions on surrender of outstanding certificates.

         2.10 FURTHER ASSURANCES. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or otherwise are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, all rights, title and interests in all the Assets and all privileges, powers and franchises of Seller and Purchaser, the Surviving Corporation and its proper officers and directors, in the name and on behalf of Seller and Purchaser, shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary and proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purpose of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of Seller or otherwise to take any and all such action.

         2.11 PAYMENTS INTO ESCROW FUNDS. When making the issuances required by
SECTION 2.8 above, and pursuant to the certificates of merger and notwithstanding any provision therein to the contrary:

                  (a) the BCC Parties shall withhold from each Escrow Stockholder on a pro rata basis and Purchaser and Escrow Stockholders shall deliver to the Escrow Agent under the Earnout Escrow Agreement, the Earnout Holdback Shares, to be held and distributed by the Escrow Agent pursuant to the terms of this Agreement and the Earnout Escrow Agreement; and

                  (b) the BCC Parties shall withhold from each Escrow Stockholder on a pro rata basis and Purchaser and Escrow Stockholders shall deliver to the Escrow Agent under the Indemnity Escrow Agreement, the Indemnity Holdback Shares, to be held and distributed by the Escrow Agent pursuant to the terms of this Agreement and the Indemnity Escrow Agreement.

         3. CLOSING; CLOSING DATE.

         As soon as practicable after satisfaction or waiver of all conditions to the Merger, including the expiration of any waiting period or extension thereof applicable to the Merger under the HSR Act, but in no event later than May 31, 2000, the consummation of the transactions referenced above shall take place (the "Closing") at 10:00 a.m., San Antonio time, at the offices of BCC, 7411 John Smith Drive, Suite 200, San Antonio, Texas , or at such other time, date and place as BCC and Seller shall in writing designate. The date of the Closing is referred to herein as the "Closing Date".

         4. REPRESENTATIONS AND WARRANTIES OF SELLER AND THE ESCROW
STOCKHOLDERS.

         Seller and each Escrow Stockholder hereby, jointly and severally, represent and warrant to the BCC Parties that the statements contained in this Agreement made by Seller and each Escrow Stockholder are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Agreement), except as set forth in the disclosure schedule delivered by Seller and each Escrow Stockholder to the BCC Parties on the date hereof and initialed by the Parties, as the same may be amended or supplemented from time to time as set forth in SECTION 8.7 hereof (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Agreement. Seller and each Escrow Stockholder hereby, jointly and severally, represent and warrant to the BCC Parties as follows:

         4.1 INCORPORATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and is duly authorized, qualified and licensed under all applicable Governmental Requirements to carry on its business in the places and in the manner as now conducted and to own, operate and lease the Assets it now owns, operates or holds under lease. There has not been any claim by any other jurisdiction to the effect that Seller is required to qualify or otherwise be authorized to do business as a foreign corporation therein in order to carry on any of its businesses as now conducted or to own, lease or operate the Assets. Part 4.1 of the Disclosure Schedule sets forth a complete list of all jurisdictions in which Seller is qualified as a foreign corporation, and Seller is in good standing in each of such jurisdictions. There has not been any claim by any other jurisdiction to the effect that Seller is required to qualify or otherwise be authorized to do business as a foreign corporation therein in order to carry on any of its businesses as now conducted or to own, lease or operate the Assets. Complete and correct copies of the Articles of Incorporation of Seller and all amendments thereto, certified in each case by the Secretary of State of the State of Texas, and of the Bylaws of Seller and all amendments thereto, certified by the Secretary of Seller, heretofore have been made available to the BCC Parties. Neither Seller nor any Stockholder has taken any action, or failed to take any action which action or failure will preclude or prevent Seller's Business from being conducted in substantially the same manner in which Seller has heretofore conducted the same. Seller has no Subsidiaries. Seller is not engaged in any business or operations other than the Business. Except as completely and accurately set forth on Part 4.1 of the Disclosure Schedule, Seller is not a party to any partnership or joint venture agreement or any agreement of any nature to acquire, directly or indirectly, any shares in the capital of, or other equity or proprietary interest in, any person, firm or corporation, and Seller is not a party to any agreement to acquire or lease any other business operations.

         4.2 SHARE CAPITAL.

                  (a) The authorized capital stock of Seller consists of 15,000,000 shares of Seller Stock, of which 8,290,758 shares are outstanding as of the date hereof and 296,342 shares, representing Rights Against Seller Stock, are outstanding as of the date hereof. All of the outstanding Seller Stock is held of record and beneficially by the Stockholders, in the respective amounts set forth in Part 4.2(a) of the Disclosure Schedule, free and clear of all Encumbrances and restrictive agreements, other than as disclosed on Part 4.2(b) of the Disclosure Schedule. All outstanding Seller Stock is duly authorized and issued in compliance with all federal, state and foreign securities laws.

                  (b) Except as completely and accurately set forth on Part 4.2(b) of the Disclosure Schedule, there are outstanding on the date hereof no rights of first refusal, preemptive rights, conversion rights, options, convertible securities, warrants or other rights to acquire, directly or indirectly, capital stock from Seller or from any Stockholder (collectively, "Rights Against Seller Stock"). With the exception of 274,509 shares of Seller Stock issued and outstanding under Seller's Stock Compensation Plan dated effective as of January 1, 1996 as "restricted stock", all Rights Against Seller Stock will be either extinguished or converted into Seller Stock on or before Closing. All outstanding shares of capital stock of Seller are duly authorized, validly issued, fully paid, and nonassessable. Except as completely and accurately set forth in Part 4.2(b) of the Disclosure Schedule, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of Seller having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which Stockholders of Seller may vote.

                  (c) Neither Seller nor any Stockholder is a party or subject to any agreement or understanding, and there is no agreement or understanding between any Persons, that affects or relates to the voting or giving of written consents with respect to any securities of Seller or the voting by any director of Seller. Except as set forth on Parts 4.8(a)(xiv) and 4.14(b) of the Disclosure Schedule and as reflected on the Referenced Balance Sheet, neither any Stockholder nor any Affiliate thereof is indebted to Seller. Seller is not indebted to any Stockholder or any Affiliate thereof and Seller is not under any contractual or other obligation to register any of its presently outstanding securities or any of its securities which may hereafter be issued. Except as completely and accurately set forth in Part 4.2(c) of the Disclosure Schedule, there are no outstanding contractual obligations, commitments, understandings or arrangements of Seller to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of Seller and no payments, dividends or redemption rights in respect of any shares of capital stock of Seller are accrued, due or payable. Except as completely and accurately set forth in Part 4.2(c) of the Disclosure Schedule, there are no agreements or arrangements pursuant to which Seller is or could be required to register shares of capital stock or options under the Securities

Act, or other agreements or arrangements with or among any security holders of Seller with respect to securities of Seller.

         4.3 FINANCIAL STATEMENTS. Seller has made available to the BCC Parties copies of the following financial statements for Seller, all of which financial statements are included in Part 4.3(a) of the Disclosure Schedule (collectively, the "Financial Statements"):

                  (a) Unaudited Balance Sheet of Seller (the "Reference Balance Sheet") as of February 29, 2000 (the "Balance Sheet Date") and Unaudited Income Statement of Seller for the two-month period ended on the Balance Sheet Date; and

                  (b) Audited Balance Sheets, Income Statements and Statements of Cash Flows for each of Seller's three most recent fiscal years.

All financial statements made available to the BCC Parties by Seller, whether or not included in Part 4.3(a) of the Disclosure Schedule, are true and accurate in all material respects, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and present fairly, in all material respects, the financial condition of Seller as of the dates and for the periods indicated thereon (except for, in the case of interim period financial information, normal year-end adjustments). The Reference Balance Sheet reflects, as of the Balance Sheet Date, all liabilities, debts and obligations of any nature, kind or manner of Seller, whether direct, accrued, absolute, contingent or otherwise, and whether due, or to become due, whether or not such items are required to be reflected on such balance sheet under generally accepted accounting principles consistently applied. The Reference Balance Sheet reflects a Working Capital no less than $500,000. Except as set forth in Part 4.3(b) of the Disclosure Schedule attached hereto and made a part hereof or on the Reference Balance Sheet, Seller does not have, and none of the Assets, properties or Business of Seller is subject to, any liabilities or obligations (accrued, absolute, contingent or otherwise), whether or not such liabilities are normally shown or reflected on a balance sheet prepared in a manner consistent with tax-basis or generally accepted accounting principles, except for liabilities (i) incurred in the Ordinary Course of Business, or (ii) fully covered by Seller's insurance policies, none of which have had a Material Adverse Effect.

         4.4 EVENTS SINCE THE BALANCE SHEET DATE. Since the Balance Sheet Date, there has not been:

                  (a) any change in the condition (financial or otherwise) or in the properties, Assets, liabilities, Business or prospects of the Business, except normal and usual changes in the Ordinary Course of Business, none of which has been adverse and all of which in the aggregate have not been adverse; (b) any labor trouble, strike or any other occurrence, event or condition affecting the employees of Seller that adversely affects the condition (financial or otherwise) of the Assets or the Business; (c) any breach or default by Seller or, to the Best Knowledge of Seller and each Escrow Stockholder, by any other party, under any agreement or obligation included in the Assets or by which any of the Assets are bound; (d) any damage, destruction or loss (whether or not covered by insurance) adversely affecting the Assets or the Business; (e) any change in the types, nature, composition or quality of the services of the Business, any adverse change in the contributions of any of the service lines of the Business to the revenues or net income of such Business, or any adverse change in the sales, revenue or net income of the Business; (f) any transaction related to or affecting the Assets or the Business other than transactions in the Ordinary Course of Business of Seller; (g) any other occurrence, event or condition that has adversely affected (or, to the Best Knowledge of the Seller and each Escrow Stockholder, can reasonably be expected to adversely affect) the Assets or the Business; (h) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) with respect to any of Seller's capital stock; (i) (i0 any granting by Seller to any executive officer of Seller of any increase in compensation, (ii) any granting by Seller to any executive officer of any increase in severance or termination pay, or (iii) any entry by Seller into any employment, severance or termination agreement with any executive officer; (j) any change in accounting methods, principles or practices by Seller materially affecting its assets, liabilities or business, except insofar as may have been required by a change in tax-basis or generally accepted accounting principles, and except as required by the BCC Parties; (k) to the Best Knowledge of the Seller and each Escrow Stockholder, any condition, event or occurrence through the date hereof which, individually or in the aggregate, could reasonably be expected to prevent, hinder or delay in any material respect the ability of Seller to consummate the transactions contemplated by this Agreement; (l) any leases or contracts entered into by Seller, whether written or oral, outside the Ordinary Course of Business; (m) any strategic relationships or alliances entered into by Seller, whether written or oral; or (n) any agreement, in writing or otherwise, by Seller or any corporate action by Seller with respect to the foregoing.

         4.5 COMPETING INTERESTS. Except as set forth on Part 4.5 of the Disclosure Schedule, neither Seller nor the Escrow Stockholders, nor, to the Best Knowledge of Seller and each Escrow Stockholder, any director or officer of Seller or the Escrow Stockholders, and no Associate (as hereinafter defined) of Seller or the Escrow Stockholders:

                  (a) owns, directly or indirectly, any equity interests in, or is a director, officer or employee of, or consultant to, any entity which is a competitor, supplier or customer of the Business, or, to the Best Knowledge of Seller and each Escrow Stockholder, a competitor, supplier or customer of Purchaser or Seller or an Associate of Purchaser or Seller (except for ownership, if any, of less than three percent of the outstanding capital stock of any corporation the capital stock of which is traded on a nationally recognized securities exchange or which has a class of securities registered pursuant to the Exchange Act), or

                  (b) owns, directly or indirectly, in whole or in part, any property, asset or right which is associated with the Assets or the Business or which Seller is presently operating or using in connection with or the use of which is necessary for or material to the operation of the Business.

For purposes of this Agreement, the term "Associate" shall mean:

                  (y)      with respect to an individual:

                           (i) the spouse of the individual;

                           (ii) any trust in which the individual or any person described in (i) above has a pecuniary interest or any trustee of such a trust, and

                           (iii) any business entity which is directly or indirectly Controlled by any of the foregoing; and

                  (z) with respect to a Person other than a natural person, any Person Controlling, Controlled by or under common Control with such Person, and any director, officer, administrator, beneficiary, executor, manager, or employee of such Person and any Associate of any Person described in this clause
(z).

                           4.6 TAXES. Except as set forth in Part 4.6 of the Disclosure Schedule:

                  (a) all Tax Returns that are required to be filed on or before the Effective Time, subject to any allowable extension periods, for, by, on behalf of or with respect to Seller, including, but not limited to, those relating to the income, business, operations or property of Seller (whether on a separate, consolidated, affiliated, combined, unitary or any other basis), have been timely filed with the appropriate foreign, federal, state and local authorities, all such Tax Returns are true, correct and complete, and all Taxes shown to be due and payable on such Tax Returns or related to such Tax Returns have been paid in full on or before the Effective Time, except Taxes which have not yet accrued or otherwise become due, all of which are reflected on the Reference Balance Sheet;

                  (b) all such Tax Returns and the information and data contained therein have been properly and accurately compiled and completed in all material respects, fairly present the information purported to be shown therein, and reflect all liabilities for Taxes for the periods covered by such Tax Returns, net of any applicable reserves;

                  (c) none of such Tax Returns are under audit or examination by any foreign, federal, state or local authority and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or collection of any Tax or deficiency of any nature against Seller or with respect to any such Tax Return, or any suits or other actions, proceedings, investigations or claims now pending or, to the Best Knowledge of Seller and each Escrow Stockholder, threatened against Seller with respect to any Tax, or any matters under discussion with any foreign, federal, state or local authority relating to any Tax, or any claims for any additional Tax asserted by any such authority;

                  (d) all Taxes assessed and due and owing from or against Seller on or before the Effective Time (including, but not limited to, ad valorem taxes relating to any property of Seller) have been timely paid in full on or before the Effective Time;

                  (e) all withholding Tax, Tax deposit and estimated Tax payment requirements imposed on Seller for any and all periods ending on or before the Effective Time, or through and including the Effective Time for periods that have not ended on or before the Effective Time, have been satisfied in full on or before the Effective Time or reserves adequate for the payment of such withholding, deposit and estimated Taxes have been or will be established in the financial statements of Seller on or before the Effective Time, a copy of which has been or will be provided to BCC; and

                  (f) the Financial Statements reflect and include adequate charges, accruals, reserves and provisions for the payment in full of any and all Taxes payable with respect to any and all periods ending on or before the respective dates thereof.

         4.7 EMPLOYEE MATTERS. Part 4.7 of the Disclosure Schedule sets forth a true and complete list of the names of, and current annual compensation paid by Seller to, each employee of Seller utilized in connection with the operation of the Business. Seller is not a party to or bound by any collective bargaining or other union agreements. Seller has not, within the last five years, had or, to Best Knowledge of Seller and Escrow Stockholders, been threatened with any union activities, work stoppages or other labor trouble with respect to its employees, temporary employees or consultants. As of the date hereof, there are no disputes with employees in general to which Seller is a party. As of the date hereof, there are no strikes, slowdowns or picketing against Seller pending or, to the Best Knowledge of Seller and each Escrow Stockholder, threatened. As of the date hereof, Seller has not received notice from any union, employees, temporary employees or consultants setting forth demands for representation, elections or for present or future changes in wages, terms of employment or working conditions. Other than wage increases in the Ordinary Course of Business, since the Balance Sheet Date, Seller has not made any commitment or agreement to increase the wages or modify the conditions or terms of employment of any of the employees of Seller used in connection with the Business.

         4.8 CONTRACTS AND AGREEMENTS. (a) Except as set forth in Part 4.8(a) of the Disclosure Schedule, Seller is not a party to or bound by:

                  (i) any contract, agreement or commitment in respect of the sale of products or services (including, without limitation, customer contracts for services to be provided after the Effective Date) or the purchase of raw materials, supplies or other products or utilities;

                  (ii) any offer, tender or the like outstanding and capable of being converted into an obligation of Seller by the passage of time or by an acceptance or other act of some other person or entity or both, except for those incurred in the Ordinary Course of Business, none of which have had a Material Adverse Effect;

                  (iii) any sale, agency, distributorship agreement, franchise agreement or legally enforceable commitment or obligation with respect thereto, including but not limited to, any contract or agreement that would require Seller to pay commissions or share profits or sales proceeds with any third party;

                  (iv) any collective bargaining agreement, union agreement, employment agreement, consulting agreement, management service agreement, agreement providing for the services of an independent contractor or any other similar type of contract or agreement;

                  (v) any profit-sharing, pension, stock option, severance pay, retirement, bonus, deferred compensation, group life and health insurance or other employee benefit plan, agreement, arrangement or commitment of a similar nature or any agreement with any present or former officer, director or Stockholder of Seller, except as indicated in Part 4.25 of the Disclosure Schedule;

                  (vi) any loan or credit agreement, indenture, guarantee (other than endorsements made for collection), mortgage, pledge, conditional sale or other title retention agreement, any equipment financing obligation, lease and lease-purchase agreement, except as indicated in Part 4.8(b) of the Disclosure Schedule;

                  (vii) any lease related to the Assets or the Business, and any other contract, agreement or legally enforceable commitment relating to or affecting the Assets or the Business;

                  (viii) any performance bond, bid bond, surety bond and the like, any contract and bid covered by such bond, and any letter of credit and guaranty;

                  (ix) any consent decree and other judgment, decree or order, settlement agreement and agreement relating to competitive activities, requiring or prohibiting any future action;

                  (x) any contract, commitment or agreement of any nature with any Stockholder, or any Associate (as defined in SECTION 4.5) of a Stockholder or Affiliate of any Stockholder;

                  (xi) any contracts, commitments and agreements entered into outside the ordinary course of the operation of the Business;

                  (xii) any agreement, indenture or other instrument which contains restrictions with respect to the payment of dividends or any other distribution in respect of its capital stock or the purchase, redemption or other acquisition of capital stock;

                  (xiii) other than expenditures regularly made in the Ordinary Course of Business of Seller for items that are not property, plant or equipment, any agreement, contract or commitment relating to any expenditure or a series of related expenditures in excess of $10,000;

                  (xiv) any outstanding loan or advance by Seller to, or investment by Seller in, any Person, or any agreement, contract, commitment or understanding relating to the making of any such loan, advance or investment (excluding trade receivables);

                  (xv) any contract, agreement, indenture, note or other instrument relating to (A) the borrowing of money by Seller or the granting of any Encumbrance or (B) any guarantee or other contingent liability (identifying the primary contract or agreement to which such guarantee or contingent liability relates or the agreement pursuant to which such guarantee was delivered) in respect of any indebtedness, commitment, liability or obligation of any Person (other than the endorsement of negotiable instruments for deposit or collection in the Ordinary Course of Business);

                  (xvi) any agreement, contract or commitment limiting the freedom of Seller or any Affiliate of Seller to engage in any line of business, to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any Asset or to compete with any Person or to engage in any business or activity in any geographic area;

                  (xvii) any agreement, lease, contract or commitment or series of related agreements, leases, contracts or commitments not entered into in the Ordinary Course of Business that is not cancelable under the terms of such agreement, lease, contract or commitment without penalty to Seller within 30 days;

                  (xviii) any agreement, contract or commitment requiring (A) the payment for goods or services whether or not such goods or services are actually provided or (B) the furnishing of goods or services at a price less than Seller's cost of producing such goods or providing such services;

                  (xix) any agreement or contract obligating Seller or, that would materially obligate or require any subsequent owner of the business currently conducted by Seller or any of the Assets to provide for indemnification or contribution with respect to any matter (other than customary indemnification provisions in leases of property leased by Seller);

                  (xx)  any license, royalty or similar agreement; or

                  (xxi) any agreement, contract or commitment that Seller expects to have a Material Adverse Effect on Seller, Surviving Corporation and/or Purchaser subsequent to Closing.

Part 4.8(a) of the Disclosure Schedule sets forth with respect to each mortgage, security agreement, letter of credit or guaranty, a cross-reference to the principal agreement, instrument or document referred to in Part 4.8(a) of the Disclosure Schedule pursuant to which such mortgage, security agreement, letter of credit or guaranty was executed or to which such mortgage, security agreement, letter of credit or guaranty relates.

                  (b) Part 4.8(b) of the Disclosure Schedule sets forth (i) the aggregate outstanding principal amount as of March 16, 2000, with respect to each loan, credit or other agreement, instrument or document listed in
Part 4.8(b) of the Disclosure Schedule hereto relating to the borrowing of money by Seller and (ii) the amount of available borrowings as of March 16, 2000, with respect to each such loan, credit or other agreement, instrument or document.

                  (c) All of such contracts, agreements, leases, licenses, plans, arrangements, commitments and documents listed in Part 4.8(a) of the Disclosure Schedule (collectively, the "Contracts") are valid, binding and in full force and effect in accordance with their terms and conditions, other than as set forth in Part 4.8(a) of the Disclosure Schedule, and there is no existing default thereunder or breach thereof by Seller, or, to the Best Knowledge of Seller and each Escrow Stockholder, by any other party to a Contract, or any conditions which, with the passage of time or the giving of notice or both, might reasonably constitute such a default by Seller, or, to the Best

Knowledge of Seller and each Escrow Stockholder, by any other party to a Contract, and to the Best Knowledge of each Escrow Stockholder, none of the Contracts will be breached by or give any other party a right of termination as a result of the transactions contemplated by this Agreement. There are no pending or, to the Best Knowledge of Seller and each Escrow Stockholder, threatened disputes with respect to the Contracts. Seller is not obligated to pay any liquidated damages under any of the Contracts and to the Best Knowledge of Seller and each Escrow Stockholder, there are no facts or circumstances that could reasonably be expected to result in an obligation of Seller to pay any such liquidated damages. To the Best Knowledge of Seller and Escrow Stockholder, there is no reason why any of the Contracts (i) will result in a loss to the Surviving Corporation on completion by performance or (ii) cannot readily be fulfilled or performed by the Surviving Corporation on time without undue or unusual expenditure of money or effort. Copies of all of the documents (or in the case of oral commitments, descriptions of the material terms thereof) relevant to the Contracts have been made available by Seller to the BCC Parties, and such copies and/or descriptions are true, substantially complete and accurate and include all amendments, supplements or modifications thereto. All of the Contracts will be fully vested in Purchaser as of the Effective Time of the Merger, without the approval or consent of any Person, or, if such approval or consent is required, by Seller and Escrow Stockholders will use their best efforts to obtain such on or before the Closing Date or within a reasonable period of time after Closing and deliver to the BCC Parties at or prior to the Closing.

         4.9 EFFECT OF AGREEMENT. The execution and delivery of this Agreement by each of Seller and each Stockholder and the consummation of the transactions contemplated hereby will not (a violate any provision of the Articles of Incorporation or other charter documents or bylaws of Seller; (b) result in any violation of any Governmental Requirement applicable to any Stockholder, Seller, the Assets or the Business; (c) conflict with, or result in any breach of, or default or loss of any right under (or an event or circumstance that, with notice or the lapse of time, or both, would result in a default), or the creation of an Encumbrance pursuant to, or cause or permit the acceleration prior to maturity or "put" right with respect to, any obligation under, any contract, indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which Seller or any Stockholder is a party or to which any of the Assets or Business are subject; (d) relieve any Person of any obligation (whether contractual or otherwise) or enable any Person to accelerate or terminate any such obligation or any right or benefit enjoyed by Seller or to exercise any right under any agreement in respect of the Assets or the Business; and (e) require notice to or the consent, authorization, approval, clearance, waiver or order of any Person (except as may be contemplated by the last sentence of SECTION 4.8). Except as set forth on Part 4.9 of the Disclosure Schedule hereto, the execution, delivery and performance of this Agreement by Seller and each Stockholder will not result in the loss of any governmental license, franchise or permit possessed by Seller.

         4.10     PROPERTIES, ASSETS AND LEASEHOLD ESTATES.

                  (a) Set forth on Part 4.10(a) of the Disclosure Schedule is a description of each item of personal property, excluding inventory, owned by Seller that had a book value as of the Balance Sheet Date greater than $10,000. For purposes of this SECTION 4.10, "personal property" excludes Intellectual Property. Seller has good title to all of its personal property that is material to Seller's business, results of operations, financial condition or Assets (including, without limitation, those items of personal property set forth on Part 4.10(a) of the Disclosure Schedule), free and clear of all Encumbrances, except for Permitted Encumbrances and those Encumbrances set forth on Part 4.10(a) of the Disclosure Schedule.

                  (b) Set forth on Part 4.10(b) of the Disclosure Schedule is a description of each item of personal property leased by Seller for which the annual rent payable under the applicable lease or contract exceeds $10,000. Seller has good title to all the leasehold estates pursuant to which the personal property set forth on Part 4.10(b) of the Disclosure Schedule is leased, free and clear of all Encumbrances, except for Permitted Encumbrances and those Encumbrances set forth on Part 4.10(b) of the Disclosure Schedule. Seller has not breached any provision of and is not in default (and no event or circumstance exists that with notice, or the lapse of time or both, would constitute a default by Seller) under the terms of any lease or other agreement pursuant to which the personal property set forth on Part 4.10(b) of the Disclosure Schedule is leased. To the Best Knowledge of Seller and each Escrow Stockholder, all of such leases or other agreements are in full force and effect. There are no pending or, to the Best Knowledge of Seller and each Escrow Stockholder, threatened disputes with respect to any lease or other agreement pursuant to which the personal property set forth on Part 4.10(b) of the Disclosure Schedule is leased, which would have a Material Adverse Effect and, to the Best Knowledge of Seller and each Escrow Stockholder, the lessor thereunder has not breached any provision of and is not in default (and no event or circumstance exists that with notice, or the lapse or time or both, would constitute a default by the lessor) under the terms of any such lease or other agreement.

                  (c) Seller owns no real property.

                  (d) Set forth on Part 4.10(d) of the Disclosure Schedule is a list of all leases of Seller with respect to real property leased by Seller for which the annual rent payable under the applicable lease or contract exceeds $10,000. Seller has good and marketable title to all the leasehold estates pursuant to which the real property set forth on Part 4.10(d) of the Disclosure
Schedule is leased, free and clear of all Encumbrances, except for Permitted Encumbrances. Seller has not breached any provision of and is not in default (and no event or circumstance exists that with notice, or the lapse of time or both, would constitute a default by Seller) under the terms of any lease or other agreement pursuant to which the real property set forth on Part 4.10(d) of the Disclosure Schedule is leased. To the Best Knowledge of Seller and each Escrow Stockholder, all of such leases or other agreements are in full force and effect. There are no pending or, to the Best Knowledge of Seller and each Escrow Stockholder, threatened disputes with respect to any lease or other agreement pursuant to which the real property set forth on Part 4.10(d) of the Disclosure

Schedule is leased and, to the Best Knowledge of Seller and each Escrow Stockholder, the lessor thereunder has not breached any provision of and is not in default (and no event or circumstance exists that with notice, or the lapse of time or both, would constitute a default by the lessor) under the terms of any such lease or other agreement.

                  (e) To the Best Knowledge of Seller and each Escrow Stockholder, there is no (i0 change contemplated in any applicable law, statute, ordinance, rule, regulation, order or determination of any Governmental Authority, (ii) applicable law, statute, ordinance, rule, regulation, order or determination of any Governmental Authority or any restrictive covenant or deed restriction affecting the real property described in SECTION 4.10(C) and (D) hereof, including without limitation any zoning ordinances, building codes, flood disaster laws, wetlands regulations, health laws or environmental laws,
(iii) judicial or administrative action, (iv) action by adjacent landowners, (v) administrative action, (vi) natural or artificial conditions on or about the real property identified in SECTION 4.10(C) and (D) or (vii) significant adverse fact or condition relating to such real property or its use that would, in each case, have a Material Adverse Effect upon the Business or the operation or maintenance of such real property compared to the cost as of the date hereof.

                  (f) Seller has good title to all personal property, including equipment and other infrastructure, that will be required to execute and implement Seller's business plan as presented to the BCC Parties.

         4.11     INTELLECTUAL PROPERTY.

                  (a) Parts 1.61 and 1.69 of the Disclosure Schedule are a complete list of Software in which Seller either has an ownership interest or rights/obligations pursuant to an agreement with a third party. Part 1.70 of the Disclosure Schedule is a complete list of agreements under which Seller has rights/obligations in respect of Third-Party Software. Part 4.11(a) of the Disclosure Schedule is a complete list of all Intellectual Property, except as set forth on Parts 1.61 and 1.69 of the Disclosure Schedule, including but not limited to (i) all trademarks, service marks and trade names owned or claimed or used (pursuant to an agreement with a third party or otherwise) by Seller, together with all U.S., state and foreign registrations thereof and/or applications therefor, (ii) all U.S and foreign copyright registrations owned or claimed or used

(pursuant to an agreement with a third party or otherwise) by Seller and/or applications therefor, and (iii) all U.S. and foreign patents and applications therefor on inventions, discoveries, improvements, ideas or know-how owned or claimed or used (pursuant to an agreement with a third party or otherwise) by Seller. Seller has made available to BCC Parties correct and complete copies of all patents, registrations, applications, licenses and agreements and has made available correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each item.

                  (b) All Software performs as intended in System Documentation and User Documentation (subject to minor imperfections in the Software that are standard in the software industry) and is free from defects, viruses or any other impediment to Purchaser's quiet enjoyment in the operation thereof (subject to minor imperfections in the Software that are standard in the software industry).

                  (c) Seller has developed all Intellectual Property through its own efforts for its own account and except as set forth in agreements itemized on Part 4.11(c) of the Disclosure Schedule, owns all right, title and interest in and to such Intellectual Property free and clear of any security interest, contract obligation, license, lien, encumbrance, alleged infringement, dispute, potential dispute, claim or other cloud of title concerning such Intellectual Property whatsoever. Except as set forth on Part 4.11(c) of the Disclosure Schedule, Seller has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of third parties and neither Seller or its directors or officers (or employees responsible for Intellectual Property matters) have ever received any charge, complaint, claim, demand or notice alleging such interference, infringement, misappropriation or violation (including any claims Seller must license or refrain from using any intellectual property rights of any third party). To the Best Knowledge of Seller and Escrow Stockholders, Seller will not interfere with, infringe upon or otherwise come into conflict with any intellectual property rights of third parties as a result of the operation of its Business as currently conducted and as proposed to be conducted pursuant to the business plan presented to the BCC Parties. The Intellectual Property neither infringes nor is being infringed by any third party proprietary interest, including (without limitation) any third party patent, copyright, trademark, or trade secret interest. The Intellectual Property is fully eligible for protection under applicable law and has not been forfeited, abandoned, lapsed or donated in any way into the public domain. All of Seller's trade secrets, including source code, system specifications and other Software Trade Secrets embodied in the Intellectual Property have been maintained in confidence and, except as set forth in agreements itemized on Part 4.11(c) of the Disclosure Schedule, are not known to any third party. All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of the Intellectual Property either (i) have been a party to a work-for-hire relationship with Seller that has accorded Seller full, effective and exclusive original ownership of all tangible and intangible property arising with respect to the Intellectual Property or (ii) have executed appropriate instruments of assignment in favor of Seller as assignee that have conveyed to Seller full, effective and exclusive ownership of all tangible and intangible property thereby arising with respect to the Intellectual Property. Except for agreements itemized on Part 4.11(c) of the Disclosure Schedule, no agreements or arrangements are in effect with respect to the development, non-disclosure, marketing, distribution, licensing or promotion of the Intellectual Property by any independent contractor, salesperson, distributor, sublicensor or other remarketer or sales organization.

                  (d) All Third-Party Software Agreements are freely assignable to and assumable by Purchaser as set forth herein so as to give Purchaser exactly the same rights and/or obligations thereunder enjoyed by Seller, without the requirement of obtaining any consent or approval, giving any prior or subsequent notice, paying any further royalty or fee to any party thereto or to any other third party, or performing any duty that has not already been fully performed by Seller. Each Third-Party Software Agreement is in full force and effect in accordance with its terms without modification or amendment and without default by either party thereto, and without dispute by any party as to any term or condition thereof. To the Best Knowledge of the Seller and each Escrow Stockholder, there are no facts or documents rendering any Third-Party Software Agreement unenforceable by Seller or otherwise invalid. To the Best Knowledge of the Seller and each Escrow Stockholder, there are no obligations, including payment of money, past due by any party to any Third-Party Software Agreement. To the Best Knowledge of the Seller and each Escrow Stockholder, there are no disclosed or undisclosed breaches of warranty, whether or not within a time period to cure, pertaining to any Third-Party Software Agreement. To the Best Knowledge of the Seller and each Escrow Stockholder, there is no condition existing that has or will trigger a right to terminate any Third-Party Software Agreement. To the Best Knowledge of the Seller and each Escrow Stockholder, there is no requirement in any Third-Party Software Agreement requiring a third party to be a signatory to this Agreement. The Third-Party Software neither infringes nor is being infringed by any third party proprietary interest, including (without limitation) any third party patent, copyright, trademark or trade secret interest. Any usage by the Seller or in the Business of off-the-shelf shrinkwrap and mass-market software is in compliance with the terms thereof.

                  (e) The Intellectual Property identified in the Disclosure Schedule constitutes all Intellectual Property used by Seller or necessary to conduct the Business in the manner it is being conducted and as currently contemplated being conducted pursuant to Seller's business plan presented to the BCC Parties. Each item of Intellectual Property owned or used in the Business immediately prior to the Effective Time will be owned or available for use by Purchaser as Surviving Corporation on identical terms and conditions immediately after the Closing. The Intellectual Property has not been licensed to any Person or pursuant to any agreement which restricts the ability of Seller or any other Person to use or license such.

                  (f) Without limitation of the foregoing, neither Seller nor any Escrow Stockholder has infringed or is presently infringing either (i) United States Patent Number 5,414,762, dated May 9, 1995 (the "Q.SYS INTERNATIONAL PATENT") or (ii) United States Patent Application Serial Number 09/158,399 filed with the United States Patent and Trademark Office on September 22, 1998 (the "NATIONAL TELEMANAGEMENT CORPORATION PATENT APPLICATION").

         4.12 SUITS, ACTIONS AND CLAIMS. Except as set forth in Part 4.12 of the Disclosure Schedule, (a) there are no suits, actions, claims, inquiries or investigations by any Person, or any legal, administrative or arbitration proceedings in which Seller is engaged or which are pending or, to the Best Knowledge of Seller and each Escrow Stockholder, threatened against or affecting Seller or any of its properties, Assets or Business, or to which Seller is or might become a party, or which question the validity or legality of the transactions contemplated hereby, and (b) there is no outstanding order, writ, injunction or decree of any Governmental Authority against or affecting Seller or any of its properties, Assets or Business. Without limiting the foregoing, to the Best Knowledge of Seller and each Escrow Stockholder, there is no state of facts or the occurrence of any event forming the basis of any present or potential claim against Seller.

         4.13 LICENSES AND PERMITS; COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS. Except as set forth in Part 4.13 of the Disclosure Schedule, Seller has all federal, state, local and foreign governmental licenses and permits necessary to the conduct of the operations of Seller's business as currently conducted, such licenses and permits are in full force and effect, no material violations currently exist in respect of any thereof and no proceeding is pending or, to the Best Knowledge of Seller and each Escrow Stockholder, threatened to revoke or limit any thereof. Part 4.13 of the Disclosure Schedule contains a true, complete and accurate list of (a) all such governmental licenses and permits,
(b) all consents, orders, decrees and other compliance agreements under which Seller is operating or bound, copies of all of which have been made available to the BCC Parties, and (c) all material governmental licenses and permits applied for but not yet received by Seller. Seller has not received and is not aware of any reports of inspections under the United States Occupational Safety and Health Act, or under any other applicable federal, state or local health and safety laws and regulations relating to Seller, the Assets or the operation of Seller's Business. There are no safety, health, anti-competitive or discrimination claims that have been made or are pending or, to the Best Knowledge of Seller and each Escrow Stockholder, that are threatened relating to the Business or employment practices of Seller. Except as set forth on Part 4.20 of the Disclosure Schedule, Seller has complied with all Governmental Requirements applicable to its business and all Governmental Requirements with respect to the distribution and sale of products and services by it.

         4.14     AUTHORIZATION.

                  (a) Seller has full legal right, power and authority to enter into and deliver this Agreement, to consummate the transactions set forth herein and to perform all the terms and conditions hereof to be performed by it. The execution and delivery of this Agreement by Seller and the performance by it of the transactions contemplated herein have been duly and validly authorized by all requisite corporate actions of Seller, and this Agreement has been duly and validly executed and delivered by Seller and is the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with the terms of the Agreement, except as limited by applicable bankruptcy, moratorium, insolvency or other similar laws affecting generally the rights of creditors or by principles of equity.

                  (b) Except as set forth in Part 4.14(b) of the Disclosure Schedule, immediately subsequent to the Effective Time, no Former Seller Stockholder or its Affiliate will have any indebtedness outstanding that is payable to the Surviving Corporation, including such amounts as set forth in
Part 4.14(b) of the Disclosure Schedule as of the date of this Agreement. Immediately subsequent to the Effective Time, except for this Agreement and any employment agreements contemplated hereunder to be entered into between the Surviving Corporation and any Stockholder, there will be no agreements, contracts, leases, arrangements or other understandings (either written or oral) between such Stockholder and the Surviving Corporation.

         4.15 RECORDS. The books, records and minutes kept by Seller with respect to the Assets and the Business, including, but not limited to, all customer files, service agreements, correspondence and historic revenue of Seller, have been kept properly and contain records of substantially all matters required to be included therein by any Governmental Requirement or by generally accepted accounting principles, and such books, records and minutes are true, materially accurate and substantially complete.

         4.16     ENVIRONMENTAL PROTECTION LAWS.

                  (a) Except as set forth in Part 4.16 of the Disclosure Schedule, Seller has at all times operated in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations of Environmental Laws and related orders of any court or other Governmental Authority.

                  (b) Except as set forth in Part 4.16 of the Disclosure Schedule, there are no existing, pending or, to the Best Knowledge of Seller and each Escrow Stockholder, threatened actions, suits, claims, investigations, inquiries or proceedings by or before any court or any other Governmental Authority directed against Seller or its Assets or the Business which pertain or relate to (i) any remedial obligations under any applicable Environmental Law,
(ii) violations of any Environmental Law, (iii) personal injury or property damage claims relating to the release of chemicals or Waste Materials or (iv) response, removal or remedial costs under CERCLA or any similar state law.

                  (c) Except as set forth in Part 4.16 of the Disclosure Schedule, all notices, permits, licenses or similar authorizations required to be obtained or filed by Seller under all applicable Environmental Laws in connection with its current and previous operation or use of the Assets, any other assets or properties currently or previously leased or owned by Seller or the current and previous conduct of its business have been duly obtained or filed and are in full force and effect.

                  (d) Neither Seller nor any Escrow Stockholder has received notice that any permit, license or similar authorization is to be revoked or suspended by any Governmental Authority.

                  (e) Seller does not own or operate any underground storage tanks.

                  (f) No portion of the Assets or any other assets or properties currently or previously leased or owned by Seller is part of a Superfund site under CERCLA or any similar ranking or listing under any similar state law.

                  (g) All Waste Materials generated by Seller have been transported, stored, treated and disposed of by carriers, storage, treatment and disposal facilities authorized and maintaining valid permits under all applicable Environmental Laws.

                  (h) No Person has disposed or released any Waste Materials on or under the Assets or any other asset or property currently or previously leased or owned by Seller and Seller has not disposed or released Waste Materials on or under the Assets or any other asset or property currently or previously leased or owned by Seller, except in compliance with all Environmental Laws.

                  (i) No facts or circumstances exist which could reasonably be expected to result in any liability to any Person with respect to the current or past business and operations of Seller, the Assets or any other assets or properties currently or previously leased or owned by Seller in connection with
(i) any release, transportation or disposal of any Waste Materials, hazardous substance or solid waste or (ii) action taken or omitted that was not in full compliance with or was in violation of, any applicable Environmental Law.

         4.17 ACCOUNTS RECEIVABLE. All notes and accounts receivable of Seller that are reflected on the Reference Balance Sheet or that have arisen since the Balance Sheet Date ("Accounts Receivable") have arisen in the Ordinary Course of Business. All Accounts Receivable either (a) have been collected or (b) unless otherwise noted on Part 4.17 of the Disclosure Schedule, are collectible on the respective due dates thereof, or, if no due date is stated with respect thereto are collectible in the Ordinary Course of Business, in each case in the aggregate recorded amounts thereof, less the applicable reserves with respect thereto reflected on the Reference Balance Sheet. Seller has not factored or discounted or agreed to factor or discount any Account Receivable. The values at which the Accounts Receivable are carried on the Reference Balance Sheet reflect the accounts receivable valuation policy of Seller which is consistent with Seller's past practice and in accordance with generally accepted accounting principles consistently applied. Part 4.17 of the Disclosure Schedule sets forth a true, correct and complete list of all Accounts Receivable written off by Seller, in whole or in part, as uncollectible during the two years preceding the date hereof. Part 4.17 of the Disclosure Schedule also sets forth a true, correct and complete aging of the Accounts Receivable of Seller as of the most recent practicable date.

         4.18 BROKERS AND FINDERS. No broker or finder has acted for Seller in connection with this Agreement or the transactions contemplated by this Agreement and no broker or finder is entitled to any brokerage or finder's fee or to any commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Seller.

         4.19 DEPOSITS. Except as set forth on Part 4.19 of the Disclosure Schedule, Seller does not now hold any deposits or prepayments by third parties with respect to any of the Assets or the Business ("Deposits").

         4.20 WORK ORDERS. Except as set forth on Part 4.20 of the Disclosure Schedule, there are no outstanding work orders or contracts relating to any portion of the Assets from or required by any policy of insurance, fire department, sanitation department, health authority or other Governmental Authority nor is there any matter under discussion with any such parties or authorities relating to work orders or contracts.

         4.21     CUSTOMER LIST; SUPPLIER LIST.

         (a) Part 4.21(a) of the Disclosure Schedule sets forth a true, correct and complete list of all customers of the Business to which Seller has sold or provided products or services during the two years immediately preceding March 16, 2000. This list provides an accurate statement of the gross revenues received from each such customer by the Business during the twelve-month period ended December 31, 1999. This list also indicates by special designation all customers on the list with respect to which the Business has not sold or provided products or services during the three-month period immediately preceding March 1, 2000.

         (b) Part 4.21(b) of the Disclosure Schedule sets forth a true, correct and complete list of all suppliers of the Business from which Seller has purchased or otherwise received more than $10,000 worth of products or services during the two years immediately preceding March 16, 2000. This list provides an accurate statement of the gross payments to each such supplier by the Business during the twelve-month period ended December 31, 1999. This list also indicates by special designation all suppliers on the list with respect to which the Business has not purchased or otherwise received products or services during the three-month period immediately preceding March 1, 2000.

         4.22 NO ROYALTIES. No royalty or similar item or amount is being paid or is owing by Seller, nor is any such item accruing, with respect to the operation, ownership or use of the Business or the Assets.

         4.23 BANK ACCOUNTS. Part 4.23 of the Disclosure Schedule sets forth a true and complete list of all bank or financial accounts and safe deposit boxes of Seller and of the credit and debit balances of such bank and financial accounts as of the most recent practicable date. Except as set forth in Part
4.23 of the Disclosure Schedule, since the date of the balances set forth on such list, there have been no payments out of or drafts against any of the accounts included therein other than routine payments and drafts in the Ordinary Course of Business, and the balances in such accounts as of the date hereof are not materially different from those reflected in such list. Part 4.23 of the Disclosure Schedule also lists all persons having signatory authority over or access to such bank and financial accounts and safe deposit boxes.

         4.24 INSURANCE. Part 4.24 of the Disclosure Schedule sets forth all existing insurance policies held by Seller relating to the Business, Assets, employees or agents of Seller. Each such policy is in full force and effect and is with insurance carriers. There is no dispute with respect to such policies, and all claims arising from events or circumstances occurring prior to the date hereof have been paid in full or adequate reserves therefor are recorded in the Reference Balance Sheet. All retroactive premium adjustments for any period ended on or before February 29, 2000, under any worker's compensation policy or any other insurance policies of Seller have been recorded in accordance with generally accepted accounting principles and are reflected in the Reference Balance Sheet. To Best Knowledge of Seller and Escrow Stockholders, except for the policies identified as such on Part 4.24 of the Disclosure Schedule, none of the policies set forth on Part 4.24 of the Disclosure Schedule will terminate as a result of the transactions contemplated by this Agreement.

         4.25 EMPLOYEE BENEFIT MATTERS. As used in this SECTION 4.25, "Seller" shall include Seller and any member of a controlled group or affiliated service group as defined in Sections 414(b), (c), (m) and (o) of the Code of which Seller is a member.

                  (a) LIST OF ALL BENEFIT PLANS AND COMPENSATION AGREEMENTS.
Part 4.25(a) of the Disclosure Schedule includes a complete and accurate list of all employee welfare benefit and employee pension benefit plans as defined in Sections 3(1), 3(2) and 3(3) of ERISA and all other employee benefit agreements or arrangements, including, but not limited to, deferred compensation plans, incentive plans, bonus plans or arrangements, stock option plans, stock purchase plans, golden parachute agreements, severance pay plans, dependent care plans, cafeteria plans, employee assistance programs, scholarship programs, employment contracts and other similar plans, agreements and arrangements that are currently in effect or were maintained within three years of the Closing Date, or have been approved before this date but are not yet effective, for the benefit of directors, officers, employees, or former employees (or their beneficiaries) of Seller. Seller is not aware of any commitment to create any new plan, agreement or arrangement or modify any now existing. Seller has made available to the BCC Parties, as to each plan, agreement or arrangement listed in Part 4.25(a) of the Disclosure Schedule, as applicable, a complete and accurate copy of (i) each plan, agreement or arrangement listed, (ii) the trust, group annuity contract or other document which provides the funding for the plan, agreement or arrangement, (iii) the three most recent annual Form 5500, 990 and 1041 reports, (iv) the most recent actuarial report or valuation statement, (v) the most current summary plan description, booklet, or other descriptive written materials, and each summary of material modifications prepared after the last summary plan description, (vi) the most recent IRS determination letter and all rulings or determinations requested from the IRS subsequent to the date of that exemption letter and (vii) all other correspondence from the IRS or the Department of Labor received which relates to one or more of the plans, agreements or arrangements. There are no pending or, to the Best Knowledge of Seller and each Escrow Stockholder, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the plans disclosed on Part 4.25(a) of the Disclosure Schedule or their related trusts.

                  (b) REPRESENTATIONS PERTAINING TO ALL EMPLOYEE BENEFIT PLANS. Each employee welfare benefit plan and every employee pension benefit plan as defined in Sections 3(1), 3(2) and 3(3) of ERISA which has been or is sponsored by, participated in by or contributed to by Seller: (i) is in compliance with the Code and ERISA, including, but not limited to, all reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA; (ii) has had the appropriate Form 5500 filed timely for each year of its existence; (iii) has not engaged in any transaction described in Sections 406 or 407 of ERISA or Section 4975 of the Code unless exempt under Section 408 of ERISA or Section 4975 of the Code, as applicable; (iv) has at all times complied with the bonding requirements of Section 412 of ERISA; (v) has no issue pending (other than the payment of benefits in the normal course) nor any issue resolved adversely to Seller which may subject Seller to the payment of a penalty, interest, tax or other amount and (vi) can be unilaterally terminated or amended on no more than 90 days notice, and (vii) all contributions or other amounts payable by Seller as of the Closing Date with respect to each employee welfare benefit plan and each employee pension benefit plan, other than an employee pension benefit plan which is subject to Section 412 of the Code, have either been paid or accrued in the Reference Balance Sheet, a copy of which has been furnished to the BCC Parties. No notice has been received by Seller of an increase or proposed increase in the cost of any employee welfare benefit or employee pension benefit plan or other employee benefit agreement or arrangement listed in Part 4.25(a) of the Disclosure Schedule.

                  (c) ADDITIONAL REPRESENTATIONS PERTAINING TO CERTAIN EMPLOYEE WELFARE BENEFIT PLANS. All voluntary employee benefit associations have been submitted to and approved as exempt from federal income tax under Section 501(c)(9) of the Code by the IRS or the applicable submission period will not have ended prior to the Closing. No plan, arrangement or agreement with any one or more employees will cause Seller to have liability for severance pay as a result of the Merger. Except as listed in Part 4.25(a) of the Disclosure Schedule, Seller does not provide employee benefits, including without limitation, death, post-retirement medical or health coverage (whether or not insured) or contribute to or maintain any employee benefit plan which provides for benefit coverage following termination of employment, nor has it made any representations, agreements, covenants or commitments to provide that coverage, except (i) as is required by Section 4980B(f) of the Code or other applicable statute, (ii) death benefits or retirement benefits under any employee pension benefit plan as defined in Section 3(2) of ERISA, (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary), or
(iv) deferred compensation benefits which have been accrued as liabilities on the books of Seller and disclosed on its Financial Statements. All group health plans maintained by Seller have been operated in compliance with Section 4980B(f) of the Code.

                  (d) ADDITIONAL REPRESENTATIONS PERTAINING TO CERTAIN EMPLOYEE PENSION BENEFIT PLANS. All employee pension benefit plans as defined in Section 3(2) of ERISA which are intended to qualify under Section 401(a) of the Code have been submitted to and approved as qualifying under Section 401(a) of the Code by the IRS or the applicable remedial amendment period will not have ended prior to the Closing. No facts have occurred which if known by the IRS could cause disqualification of those plans. All employee pension benefit plans to which Section 412 of the Code is applicable have fully complied with the funding requirements of that Section and there is no accumulated funding deficiency as defined in Section 302(a)(2) of ERISA (whether or not waived) in any one or more of those plans. Seller has paid all premiums (any interest, charges and penalties for late payment, if any applicable) due the Pension Benefit Guaranty Corporation (the "PBGC") with respect to each employee pension benefit plan for which premiums are required. No facts are known by Seller which will materially increase those premiums within three years of the Closing Date. Except as set forth on Part 4.25(d) of the Disclosure Schedule, no employee pension benefit plan maintained by Seller has been terminated under circumstances which would result in liability to the PBGC. There has been no "reportable event" (as defined in Section 4043(b) of ERISA and the regulations under that Section) with respect to any employee pension benefit plan subject to Title IV of ERISA. Seller has not ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions on or before the date of the Closing to any employee pension benefit plan subject to Section 4064(a) of ERISA to which Seller made contributions at any time during the six years prior to the date of Closing. Seller has not made a complete or partial withdrawal from a multiemployer plan (as defined in Section 3(37) of ERISA) so as to incur withdrawal liability as defined in Section 4201 of ERISA. The aggregate withdrawal liability of Seller, computed as if a complete withdrawal by Seller had occurred under each multiemployer pension plan as of the date hereof, would not exceed $10,000.

                  (e) Except as disclosed in Part 4.25(e) of the Disclosure Schedule, the transactions contemplated by this Agreement will not accelerate the time of payment or vesting, or increase the amount, of compensation due any director, officer or employee, consultant or former director, officer, consultant or employee (including any beneficiary) from Seller. Except as disclosed in Part 4.25(e) of the Disclosure Schedule, Seller is not obligated to any employee, officer, or consultant for any deferred salary, bonus or other compensation.

         4.26     WARRANTIES AND PRODUCT LIABILITY.

                  (a) Except for (i) warranties implied by law and (ii) warranties disclosed on Part 4.26 of the Disclosure Schedule, Seller has not given or made any warranties either express or implied in connection with the sale or rental of goods or services, including, without limitation, warranties covering the customer's consequential damages. To the Best Knowledge of Seller and each Escrow Stockholder, and except as set forth in Part 4.26 of the Disclosure Schedule, there is no state of facts or occurrence of any event forming the basis of any present claim against Seller with respect to warranties relating to products produced, manufactured, marketed, sold, transported or distributed by Seller or services rendered or allegedly offered by or on behalf of Seller that could reasonably be expected to materially exceed the reserves therefor.

         4.27     SECURITIES LAWS MATTERS.

                  (a) The Escrow Stockholders represent and warrant that (i) such Escrow Stockholder has business knowledge and experience, such experience being based on actual participation therein, (ii) such Escrow Stockholder is capable of evaluating the merits and risks of an investment in the Merger Consideration and the suitability thereof as an investment therefor, (iii) the Merger Consideration to be acquired by such Escrow Stockholder in connection with this Agreement will be acquired solely for investment and not with a view toward resale or redistribution in violation of the securities laws, (iv) in connection with the transactions contemplated hereby, no assurances have been made concerning the future results of the BCC Parties or either of them or as to the value of the Stock Consideration, (v) each Escrow Stockholder is an "accredited investor," as that term is defined in

Regulation D promulgated by the SEC pursuant to the Securities Act, as that term is defined in Regulation D promulgated by the SEC pursuant to the Securities Act, and (vi) each Escrow Stockholder represents and warrants that such Escrow Stockholder has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the transactions contemplated and contained herein. Each Escrow Stockholder understands that none of the BCC Parties is under any obligation to file a registration statement or to take any other action under the securities laws with respect to the Stock Consideration except as contemplated by SECTION 8.12.

                  (b) Each Escrow Stockholder is fully aware (i) of the circumstances under which such Escrow Stockholder is required to hold the securities, (ii) of the limitations on the transfer or disposition of the securities, (iii) that the securities must be held indefinitely unless the transfer thereof is registered under the securities laws or an exemption from registration is available and (iv) that no exemption from registration is likely to become available for at least one year from the date of acquisition of the securities. Such Escrow Stockholder has been advised as to the provisions of Rules 144 and 145 as promulgated by the SEC under the Securities Act and has been advised of the applicable limitations thereof. Such Escrow Stockholder acknowledges that the BCC Parties are relying upon the truth and accuracy of the representations and warranties in this SECTION 4.27 by such Escrow Stockholder in consummating the transactions contemplated by this Agreement without registering the securities under the securities laws.

                  (c) Each Escrow Stockholder has been furnished with BCC's Annual Report on Form 10-K for the year ended September 30, 1999, BCC's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999, BCC's proxy statement with respect to the Annual Meeting of Stockholders held on March 22, 2000, BCC's Current Reports on Form 8-K filed February 25, 2000, and BCC's Registration Statement on Form S-3 dated January 28, 2000 (such documents collectively referred to herein as the "SEC Documents"). Such Escrow Stockholder has been furnished with the complete financial statements of BCC for the fiscal years ended September 30, 1998 and 1999, and the three months ended December 31, 1999. The BCC Parties have made available to such Escrow Stockholder the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by this Agreement and to obtain any additional information which they possess or could reasonably acquire for the purpose of verifying the accuracy of information furnished to such Escrow Stockholder as set forth herein or for the purpose of considering the transactions contemplated hereby. BCC has offered to make available to such Escrow Stockholder upon request at any time all exhibits filed by BCC with the Commission as part of any of the reports filed therewith.

         4.28 NO UNTRUE STATEMENTS. The statements, representations and warranties of Seller and each Escrow Stockholder set forth in this Agreement and the Disclosure Schedule and in all other documents and information made available to the BCC

Parties, or either of them, and their representatives in connection herewith do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements, representations and warranties made not misleading. To the Best Knowledge of Seller and each Escrow Stockholder, there is no fact or matter that is not disclosed to the BCC Parties in this Agreement or the Disclosure Schedule that would materially and adversely affect or, so far as Seller or any Escrow Stockholder can now reasonably foresee, could materially and adversely affect the condition (financial or otherwise) of any of the Assets or the Business or the ability of Seller or any Stockholder to perform their respective obligations under this Agreement.

         4.A REPRESENTATIONS AND WARRANTIES OF ESCROW STOCKHOLDERS AND OTHER STOCKHOLDERS. Each Other Stockholder and Escrow Stockholder represents and warrants to BCC Parties as follows:

         4A.1 AUTHORITY. (a) INDIVIDUAL. Each Stockholder that is an individual (an "Individual Stockholder") has full legal right, power and authority to enter into and deliver this Agreement, the Affiliate Letter (as defined herein) and the other agreements contemplated hereby, to perform all the terms and conditions to be performed by such Individual Stockholder under this Agreement and each of the other agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby. This Agreement, the Affiliate Letter (as defined herein), and the other agreements contemplated hereby have been duly and validly executed and delivered by such Individual Stockholder and are the legal, valid and binding obligation of such Individual Stockholder, enforceable against such Individual Stockholder in accordance with the terms of this Agreement, the Affiliate Letter (as defined herein) and the other agreements contemplated hereby, except as limited by applicable bankruptcy, moratorium, insolvency or similar laws affecting generally the rights of creditors or by principles of equity.

         (b) TRUSTS, ESTATES. The trustee or executor of each Stockholder that is a trust or estate has full legal right, power and authority to enter into and deliver this Agreement and other agreements contemplated hereby and to perform fully its obligations under this Agreement and the other agreements contemplated hereby. The execution and delivery of this Agreement and the agreements contemplated hereby and the consummation by the trust or estate, as the case may be, of the transactions contemplated hereby have been duly authorized by all necessary action. This Agreement and the other agreements contemplated hereby are the legal, valid and binding obligation of each such Stockholder enforceable against each in accordance with its terms, except as limited by applicable bankruptcy, moratorium, insolvency or similar laws affecting generally the rights of creditors or by principles of equity.

         4A.2 CONSENTS. Except for filings under the HSR Act, no consents, approvals or authorizations of any Person (other than those which have been obtained) are required on the part of such Stockholder in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         4A.3 LITIGATION. There is no legal, judicial, administrative, governmental, arbitration or other action or proceeding pending or, to the Best Knowledge of such Stockholder, threatened against such Stockholder that could affect the ability of such Stockholder to perform such Stockholder's obligations under this Agreement.

         4A.4 STOCK OWNERSHIP. Such Stockholder is the record and beneficial owner of the shares of Seller Stock as described in Part 4.2(a) of the Disclosure Schedule hereto, and has full authority to vote all of such shares as contemplated by this Agreement and the shares of Seller Stock owned by such Stockholder as set forth in Part 4.2(a) of the Disclosure Schedule hereto are owned free and clear of all Encumbrances and restrictive agreements, including, without limitation, voting trust or stockholders agreements. Such Stockholder has full authority to transfer pursuant to the Merger all of the shares of Seller Stock owned by such Stockholder free and clear of all Encumbrances and restrictive agreements, including without limitation, voting trust or stockholders agreements.

         4A.5 BROKERS AND FINDERS. No broker or finder has acted for any Stockholder in connection with this Agreement or the transactions contemplated by this Agreement and no broker or finder is entitled to any brokerage or finder's fee or to any commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of such Stockholder.

         4A.6     SECURITIES LAWS MATTERS.

                  (a) Except as contemplated by SECTION 8.12 hereof, each Stockholder recognizes and understands that the Merger Consideration to be issued to each Stockholder pursuant to this Agreement (the "securities") will not be registered under the Securities Act, or under the securities laws of any state (the "securities laws"). The securities are not being so registered in reliance upon exemptions from the Securities Act and the securities laws which are predicated, in part, on the representations, warranties and agreements of each Stockholder contained herein and in investor questionnaires required hereunder. Each Stockholders' residence and domicile, in the case of each natural person, is in the State set forth opposite his or her name on Part 4A.6 of the Disclosure Schedule, and the principal office of each Stockholder that is not a natural person is in the State set forth opposite its name on Part 4A.6 of the Disclosure Schedule. Each Stockholder understands that no BCC Party is under any obligation to file a registration statement or take any other action under the securities laws with respect to the Merger Consideration except as contemplated in SECTION 8.12.

                  (b) Each Stockholder agrees that the stock certificates representing such Stockholder's Merger Consideration to be acquired pursuant to this Agreement will be imprinted with the following legend, the terms of which are specifically agreed to:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

Each Stockholder understands and agrees that appropriate stop transfer notations will be placed in the records of BCC and with its transfer agent in respect of the securities which are to be issued to each Stockholder pursuant to this Agreement.

         5. REPRESENTATIONS AND WARRANTIES OF THE BCC PARTIES. The BCC Parties jointly and severally represent and warrant to the Stockholders as follows:

         5.1 PURCHASER INCORPORATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own and operate its assets and to carry on its business as presently conducted.

         5.2 BCC INCORPORATION. BCC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own and operate its assets and to carry on its business as presently conducted.

         5.3 AUTHORIZATION. The BCC Parties have full legal right, power and authority, corporate and otherwise, to enter into this Agreement and to consummate the transactions set forth herein and to perform all the terms and conditions hereof to be performed by them. The execution and delivery of this Agreement and the performance by the BCC Parties of the transactions contemplated herein have been duly authorized by all requisite corporate action of the BCC Parties and is the legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, except as limited by applicable bankruptcy, moratorium, insolvency or similar laws affecting generally the rights of creditors or by principles of equity.

         5.4 BROKERS AND FINDERS. No broker or finder has acted for the BCC Parties in connection with this Agreement or the transactions contemplated by this Agreement and no broker or finder is entitled to any brokerage or finder's fee or to any commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the BCC Parties.

         5.5 AUTHORIZATION OF STOCK CONSIDERATION. BCC has taken all necessary action to permit it to issue the number of shares of Stock Consideration required to be issued pursuant to the terms of this Agreement. The shares of Stock Consideration issued pursuant to the terms of this Agreement will, when issued, be validly issued, fully paid and nonassessable and not subject to preemptive rights. The Stock Consideration issuable pursuant to this Agreement will, when issued, be listed on the Nasdaq National Market.

         5.6 SEC DOCUMENTS. Since March 1, 1997, BCC has filed all reports, registration statements and other filings, together with any amendment required to be made, that it has been required to file with the SEC under the Securities Act and Exchange Act. BCC has made available to Seller and each Escrow Stockholder or will make available to each Other Stockholder its SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of BCC included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of BCC and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (except in the case of interim period financial information for normal year-end adjustments).

         5.7 NO VIOLATION. Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger and the other transactions contemplated hereby:

                  (a) violates any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to any BCC Party;

                  (b) conflicts with, results in a breach or termination of any provision of, causes the acceleration of the maturity of any debt or obligation pursuant to, constitutes a default (or gives rise to any right of termination, cancellation or acceleration) under, or results in the creation of any Encumbrance upon any of the assets of any BCC Party pursuant to, any terms, conditions or provisions of any note, license, instrument, indenture, mortgage, deed of trust or other agreement or understanding or any other restriction of any kind or character to which any BCC Party is a party or by which any of their respective assets are subject or bound, except, in each case, those that would not have a Material Adverse Effect on any BCC Party; or

                  (c) conflicts with or results in any breach of any provision of the Certificate of Incorporation or Bylaws of any BCC Party.

         5.8 CONSENTS. Other than the filing of a certificate of merger with the Secretary of State of Delaware and of articles of merger with the Secretary of State of Texas and any filing required under HSR, no consent, approval or authorization of, or designation, declaration or filing with, any Person on the part of the BCC Parties is required in connection with the valid execution and delivery of this Agreement or the Merger, or the consummation of any other transaction contemplated by this Agreement.

         5.9 CERTAIN PROCEEDINGS. There is no pending litigation or other proceeding that has been commenced against any BCC Party and that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or other transactions contemplated hereby.

         6. NATURE OF STATEMENTS AND SURVIVAL OF INDEMNIFICATIONS, GUARANTEES, REPRESENTATIONS AND WARRANTIES OF SELLER, THE STOCKHOLDERS AND BCC PARTIES.

                  (a) All statements of fact contained in this Agreement or in any written statement (including financial statements), certificate, schedule or other document delivered by or on behalf of Seller or any Stockholder pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties of Seller and the Stockholders hereunder. All indemnifications, representations and warranties made by Seller and/or any Stockholder hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Effective Time regardless of any investigation at any time made by or on behalf of the BCC Parties. The covenants and agreements made by Seller and/or any Stockholder hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall continue until all obligations with respect thereto shall have been performed or satisfied or shall have been terminated in accordance with their terms.

                  (b) All statements of fact contained in the Agreement or in any written statement (including financial statements), certificate, schedule or other document delivered by or on behalf of the BCC Parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties of the BCC Parties hereunder. All indemnifications, representations and warranties made by the BCC Parties hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Effective Time regardless of any investigation at any time made by or on behalf of the Stockholders. The covenants and agreements made by the BCC Parties hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall continue until all obligations with respect thereto shall have been performed or satisfied or shall have been terminated in accordance with their terms.

         7..      TAX TREATMENT.

         Seller, the Stockholders and the BCC Parties intend that the transactions contemplated hereunder constitute a tax-free reorganization (a "Reorganization") for federal income tax purposes under Section 368 of the Code, and agree to treat and report for federal income tax purposes the transactions hereunder as a Reorganization. This Agreement shall be considered by the parties as a plan of reorganization and shall be construed in a manner to result in treatment of the transactions hereunder as a Reorganization for federal income tax purposes.

         8.. PRE-CLOSING COVENANTS.

         The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

         8.1 GENERAL. Each of the Parties will use his or its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in SECTION 9).

         8.2 NOTICES AND CONSENTS. Each of the Parties, as promptly as practicable, (i) will make, or cause to be made, all filings and submissions required under laws, rules and regulations applicable to it, or to its Subsidiaries and Affiliates, as may be required for it to consummate the transactions contemplated hereby; (ii) will use their best efforts to obtain, or cause to be obtained, all authorizations, approvals, consents and waivers from all Persons and Governmental Authorities necessary to be obtained by each of them, or any of their respective Subsidiaries or Affiliates, in order for each of them, respectively, so to consummate such transactions; and (iii) will use their respective best efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for each of them to fulfill their respective obligations hereunder.

         8.3 OPERATION OF BUSINESS. Except as contemplated by this Agreement or as set forth in the Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, (a) Seller will conduct its operations according to its Ordinary Course of Business and consistent with past practice,
(b) Seller will not enter into any material transaction other than in the Ordinary Course of Business and consistent with past practice, and (c) to the extent consistent with the foregoing, with no less diligence and effort than would be applied in the absence of this Agreement, Seller will seek to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it with the objective that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise permitted in this Agreement, prior to the Effective Time, Seller will not, without the prior written consent of BCC:

                  (a) Except for the issuance of shares of Seller Stock to these parties listed and in the amounts listed on the attached Part 8.3(a) of the Disclosure Schedule upon the exercise of certain Rights Against Seller Stock, issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, delivery, sale, disposition or pledge or other Encumbrance of (i) any additional shares of its capital stock of any class (including the Seller Stock), or any securities or rights convertible into, exchangeable for or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for or evidencing the right to subscribe for any shares of its capital stock, or (ii) any other securities in respect of, in lieu of or in substitution for Seller Stock outstanding on the date hereof;

                  (b) Except for the extinguishment or conversion of Rights Against Seller Stock prior to Closing, redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding securities (including the Seller Stock);

                  (c) split, combine, subdivide or reclassify any shares of its capital stock or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to the Seller's Stockholders in their capacity as such;

                  (d) (i) grant any increases in the compensation of any of its directors, officers or key employees, (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or contemplated by any employee benefit plan as in effect on the date hereof to any such director, officer or key employee, whether past or present, (iii) enter into any new, or amend any existing, employment agreement with any such director, officer or key employee, (iv) enter into any new, or amend any existing, severance agreement with any such director, officer or key employee, or (v) except as may be required to comply with applicable law, amend any existing, or become obligated under any new, employee benefit plan;

                  (e) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Seller (other than the Merger);

                  (f) make any acquisition, by means of merger, consolidation or otherwise, of (i) any direct or indirect ownership interest in or assets comprising any business enterprise or operation or (ii) except in the Ordinary Course of Business and consistent with past practice, any other assets in excess of $10,000;

                  (g) adopt any amendments to its charter or Bylaws;

                  (h) incur any indebtedness for borrowed money or guarantee any such indebtedness except for drawings not to exceed $100,000 in the aggregate between execution of this Agreement and the Effective Time under Seller's existing credit agreements in the Ordinary Course of Business consistent with past practice or make any loans, advances or capital contributions to, or investments in, any other Person;

                  (i) engage in the conduct of any business the nature of which is different than the business Seller is currently engaged in;

                  (j) enter into any agreement providing for acceleration of payment or performance or other consequence as a result of a change of control of Seller or its Subsidiaries;

                  (k) enter into any contract, arrangement or understanding requiring the purchase of equipment, materials, supplies or services over a period greater than 12 months and for the expenditure of greater than $10,000 per year which is not cancelable without penalty on 30 days' or less notice; or

                  (l) authorize or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

         8.4 FULL ACCESS. The Seller and the Stockholders will, and each Stockholder will cause the Seller to, permit representatives of the BCC Parties and its financing parties to have full access at all reasonable times, and in a manner so as not to interfere with the normal Business operations of the Seller, to all premises, properties, personnel, books, records (including Tax records and the workpapers of the independent accountants for the Seller), contracts and documents of or pertaining to the Seller.

         8.5 NOTICE OF DEVELOPMENTS. At all times prior to the Closing Date, Seller and each Stockholder shall promptly give written notice to Purchaser of, to the extent they have Knowledge of such events, (i) any fact or circumstances or the occurrence of any event or the failure of any event to occur, which will or may result in, (x) a Material Adverse Effect on the Stockholders', or Seller's ability to consummate the transactions contemplated hereby or by the agreements to be entered into in connection therewith or to satisfy its obligations hereunder, or (y) a breach of any representation or warranty made by any Stockholder or Seller in this Agreement or in any agreements to be entered into in connection therewith, if such representation and warranty had been made as of the time of the occurrence, existence or discovery of such fact, circumstance or occurrence, or such fact or circumstance had occurred or arisen or existed on or prior to the date of this Agreement, (ii) any failure by a Stockholder or Seller to comply with any covenant, condition or agreement contained in this Agreement, (iii) any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Governmental Authority with respect to this Agreement, the business of the Seller or the transactions contemplated hereby or by the agreements to be entered into in connection therewith, (iv) the institution or the threat of institution of any litigation or similar action with respect to this Agreement, the business of the Seller, or the consummation of the transactions contemplated hereby and (v) the occurrence of any event which will or may result in the failure to satisfy any condition set forth in ARTICLE 9. During the period from the date of this Agreement to the Closing Date, the Stockholders and Seller will cause one or more representative to confer on a regular basis with representatives of Purchaser to report on the general status of the ongoing operations of the business of the Seller. No notification given to Purchaser pursuant to this SECTION 8.5 shall limit or otherwise affect any of the representations, warranties, covenants or obligations of Stockholders or Seller contained in this Agreement.

         8.6 EXCLUSIVITY.

                  (a) No Stockholder will, or cause or permit Seller to, (i) solicit, initiate or encourage the submission, making or announcement of any proposal or offer from any Person relating to a Business Combination or take any action that could reasonably be expected to lead to a Business Combination or
(ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek a

Business Combination. Each Stockholder will notify BCC immediately if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing. Each Stockholder and Seller, as applicable, shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Business Combination. Without limiting the generality of the foregoing, each Stockholder acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by Seller or any Stockholder, any Affiliate or representative of Seller or any Stockholder, whether or not such Affiliate or representative purports to act on behalf of any Stockholder or the Seller, shall be deemed to constitute a breach of this SECTION 8.6 by the Stockholders.

                  (b) The Parties hereto recognize and acknowledge that a breach by any Stockholder or Seller of this SECTION 8.6 will cause irreparable and material loss and damage to BCC as to which it will not have an adequate remedy at law or in damages. Accordingly, each Party acknowledges and agrees that the issuance of an injunction or other equitable remedy is an appropriate remedy for any such breach. In addition, in the event of any breach of the foregoing which results in Business Combination with a Person other than BCC, Seller and the Stockholders shall promptly reimburse BCC for the reasonable expenses incurred by BCC in connection with the transactions contemplated by this Agreement.

         8.7 DISCLOSURE SCHEDULE. From time to time prior to the Closing, Seller and the Stockholders will promptly supplement or amend the Disclosure Schedule hereto with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule. No supplement or amendment of the Disclosure Schedule made pursuant to this Section shall be deemed to cure any breach of, affect or otherwise diminish any representation or warranty made in this Agreement unless BCC specifically agrees thereto in writing.

         8.8 VOTING OF SELLER STOCK. Until this Agreement has been terminated under ARTICLE 15, each Stockholder agrees to vote all shares of Seller Stock held by him or it in favor of the approval of this Agreement and the transactions contemplated hereby and not to exercise any dissenters' rights he or it may have under Texas law. Each Escrow Stockholder hereby grants to the BCC Parties for a period commencing on the date hereof an continuing so long as this Agreement is in effect, an irrevocable proxy, which is coupled with an interest, to vote such shares of Seller Stock held by it to approve this Agreement and the transaction contemplated hereby.

         8.9 ESCROW AGREEMENTS. The Escrow Stockholders shall execute and deliver the Earnout Escrow Agreement (the "Earnout Escrow Agreement") in substantially the form attached hereto as EXHIBIT A.1 and the Indemnity Escrow Agreement substantially in the form attached hereto as EXHIBIT A.2.

         8.10 TERMINATION OF CONTRACTS. The contracts, agreements and other instruments listed on Part 8.10 of the Disclosure Schedule shall have been duly and validly terminated without any liability on the part of Seller, and Seller and Escrow Stockholders shall have delivered to the BCC Parties at Closing a certificate to such effect.

         8.11 AFFILIATE LETTERS. Prior to the Closing Date, Seller shall identify to the BCC Parties all persons who, at the time of the vote of the Seller's Stockholders on the Merger, may be "affiliates" of the Seller within the meaning of Rule 145 under the Securities Act. The Seller shall use best efforts to provide the Purchaser with such information as the BCC Parties shall reasonably request for purposes of making its own determination of persons who may be deemed to be affiliates of the Seller. The Seller shall use best efforts to deliver to the BCC Parties prior to the Closing Date a letter from each of the affiliates specified by the BCC Parties in substantially the form attached hereto as EXHIBIT E (an "Affiliate Letter"), and each Person who is identified as an affiliate by the Seller and the BCC Parties has delivered, or agrees to deliver to the BCC Parties prior to the Closing Date, an Affiliate Letter.

         8.12 REGISTRATION RIGHTS AGREEMENT; NO TRANSFERS BEFORE CLOSING.

                  (a) At the Closing, BCC and the Stockholders shall execute and deliver a Registration Rights Agreement in substantially the form attached hereto as EXHIBIT D pursuant to which BCC agrees to prepare and file a registration statement on Form S-3 covering 20% of the BCC Stock issued to each of the Stockholders as of the Effective Time as the Merger Consideration.

                  (b) Each Stockholder shall execute, acknowledge and deliver (or cause to be executed, acknowledged and delivered), such agreements and other instruments (including written consents) and shall take (or cause to be taken) such other action as may be necessary or appropriate to cause the Seller to comply with its covenants and agreements set forth in this Agreement and to implement and carry into effect the transactions contemplated by this Agreement prior to the earlier of the Effective Time or the termination of this Agreement as provided for herein. Each of the Stockholders agrees that such Stockholder will not contract to sell, sell, encumber or otherwise transfer or dispose of any shares of Seller Stock or any interest therein, or grant any option or other right in respect thereof, or grant any voting rights with respect thereto, without the prior written consent of Seller and the BCC Parties.

         8.13 RELEASE.

                  (a) As of the Effective Time, each of the Stockholders does hereby for itself and its Affiliates and for himself or his heirs, executors, administrators and legal representatives remise, release, acquit and forever discharge the Seller and its respective

Affiliates, partners, officers, directors, controlling Persons or entities, employees, attorneys and successors and assigns of and from any and all claims demands, liabilities, responsibilities, disputes, causes of action and obligations of every nature whatsoever, liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent, which each of such Stockholders now has, owns or holds or has at any time previously had, owned or held against the Seller, including without limitation all liabilities created as a result of the negligence, gross negligence and willful acts of the Seller and its employees and agents, existing as of the Effective Time or relating to any matter that occurred on or prior to the Effective Time; provided, however, that any claims, liabilities, debts or causes of action that may arise in the connection with the failure of any of the parties hereto to perform any of their obligations hereunder or under any other agreement relating to the transactions contemplated hereby or from any breaches by any of them of any representations or warranties herein or in connection with any of such other agreements shall not be released or discharged pursuant to this Agreement.

                  (b) Each of the Stockholders represents and warrants that he has not previously assigned or transferred, or purported to assign or transfer, to any Person or entity whatsoever all or any part of the claims, demands, liabilities, responsibilities, disputes, causes of action or obligations released herein. Each of the Stockholders covenants and agrees that he will not assign or transfer to any Person or entity whatsoever all or any part of the claims, demands, liabilities, responsibilities, disputes, causes of action or obligations to be released herein. Each of the Stockholders represents and warrants that Stockholder has read and understands all of the provisions of this
SECTION 8.13.

         9.  CONDITIONS TO OBLIGATION TO CLOSE.

         9.1 CONDITIONS TO OBLIGATION OF THE BCC PARTIES. The obligation of the BCC Parties to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                  (a) all representations and warranties of the Stockholders and Seller contained in this Agreement (including the Disclosure Schedule hereto), and all written information made available to the BCC Parties by the Stockholders and Seller on or prior to the Closing Date pursuant to this Agreement, (i) that are qualified as to materiality shall be true in all respects on and as of the Closing Date and (ii) that are not qualified as to materiality shall be true in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties were made, and such written information was delivered, on and as of the Closing Date;

                  (b) the Stockholders and Seller shall have performed and complied with all of its or his covenants hereunder in all material respects through the Closing;

                  (c) there shall have been no material adverse change in the Seller from February 29, 2000, to the Closing Date not consented to by BCC in writing;

                  (d) other than those third-party consents set forth on Party
4.9 of the Disclosure Schedule which may or may not have been obtained on or before the Closing Date, the Seller and the Stockholders shall have procured all of the third party consents required in connection with the consummation of the transactions contemplated hereby;

                  (e) no action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement,
(ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of BCC to control the Surviving Corporation, (iv) affect adversely the right of the Seller to own its assets and to operate its businesses, (v) require or could reasonably be expected to require any divestiture by the Seller of a portion of its business that BCC in its reasonable judgment believes will have a Material Adverse Effect on the Seller or (vi) imposes any condition upon the Seller that in BCC's reasonable judgment (x) would be materially burdensome to the Seller or
(y) would materially increase the costs incurred or that will be incurred by BCC as a result of consummating the Merger and the other transactions contemplated hereby (and no such injunction, judgment, order, decree, ruling or charge shall be in effect);

                  (f) the Working Capital of Seller on the Closing Date shall be at least $500,000;

                  (g) Seller shall have delivered to BCC a certificate to the effect that each of the conditions specified above in SECTION 9.1(a) through (f) is satisfied in all respects;

                  (h) all applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated and the Parties shall have received all other authorizations, consents, and approvals of any Governmental Authority required in connection with the consummation of the transactions contemplated hereby with the exception of those authorizations, consents and approvals specified on Part 4.9 of the Disclosure Schedule;

                  (i) BCC shall have received from counsel to Seller an opinion in form and substance reasonably acceptable to BCC, addressed to BCC, and dated as of the Closing Date;

                  (j) all actions, proceedings, instruments and documents required or incidental to carrying out this Agreement and all other related legal matters shall have been approved by counsel to BCC;

                  (k) the Boards of Directors of each of the BCC Parties shall have approved this Agreement and the consummation by the BCC Parties of the transactions contemplated hereby;

                  (l) BCC is satisfied with the results of its continuing business, legal and accounting due diligence regarding Seller;

                  (m) all actions to be taken by Seller and each Stockholder in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to BCC;

                  (n) Seller and its employees shall have executed and delivered to Purchaser the intellectual property assignments (the "Intellectual Property Assignment") as contemplated by SECTION 10.5;

                  (o) Michael R. Smith and James Kirk Smith shall have each entered into an employment agreement substantially in the forms attached hereto as EXHIBITS C.1 and C.2, respectively;

                  (p) The Persons indicated by Purchaser on SCHEDULE 9.1(p) shall have executed employment agreements with Surviving Corporation in form and substance acceptable to BCC;

                  (q) BCC shall have received the Affiliate Letters;

                  (r) all of the employees designated by Purchaser with an asterisk on Part 4.7 of the Disclosure Schedule hereto shall continue to be employees of Seller, and none shall have communicated to Seller any intent to leave Seller's employ before the Effective Time;

                  (s) as of the Closing Date, no Former Seller Stockholder shall have demanded or otherwise purported to exercise dissenter's rights, if any, pursuant to Texas law with respect to all or any portion of the Seller Stock;

                  (t) BCC shall have received completed securities investor questionnaires from each Other Stockholder, in form and substance satisfying BCC and its counsel that the Merger Consideration can be issued without registration under the Securities Act;

                  (u) All Rights Against Seller Stock shall have been extinguished or converted to Seller Stock;

                  (v) Seller shall have terminated any bonus or profit sharing plans without further liability;

                  (w) Seller shall have delivered a certificate of termination of contracts pursuant to SECTION 8.10;

                  (x) All Intellectual Property created or developed by Seller or any employee of Seller that has been used by Seller or is currently being used by Seller shall be 100% owned by Seller as of the Closing Date;

                  (y) Stockholders shall, and Seller shall have caused all Seller's Stockholders, officers and directors and their affiliates to, repay all debts and other obligations owed to Seller;

                  (z) Seller shall have provided BCC a non-infringement opinion concerning the Qsys International Patent from outside counsel in form and substance acceptable to BCC;

                  (aa) All Stockholders of Seller (including former stockholders who are not Stockholders as of the Effective Time but are required to file such consents under Regulation 1.1362-6(a)(5) of the Code) shall have delivered to Purchaser consents pursuant to Regulation 1.1362-6(a)(5) of the Code, effective as of the Effective Time; and

                  (bb) Seller will deliver to Purchaser true and correct copies of the stock records of Seller showing all issuances and transfers of shares of capital stock of Seller since inception, certified as true, complete and correct by Seller and Escrow Stockholders.

         BCC may waive any condition specified in this SECTION 9.1 if it executes a writing so stating at or prior to the Closing.

         9.2 CONDITIONS TO OBLIGATION OF SELLER AND STOCKHOLDERS. The obligation of Seller and the Stockholders to consummate the transactions to be performed by it and them in connection with the Closing is subject to satisfaction of the following conditions:

                  (a) all representations and warranties of BCC contained in this Agreement, and all written information delivered to Seller and the Stockholders by BCC on or prior to the Closing Date pursuant to this Agreement,
(i) that are qualified as to materiality shall be true in all respects on and as of the Closing Date and (ii) that are not qualified as to materiality shall be true in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties were made, and such written information was delivered, on and as of the Closing Date;

                  (b) BCC shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (c) no action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling or charge shall be in effect);

                  (d) BCC shall have delivered to Seller a certificate to the effect that each of the conditions specified above in SECTION 9.2(A) through (C) is satisfied in all respects;

                  (e) all applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated and the Parties shall have received all other authorizations, consents and approvals of any Governmental Authority required in connection with the consummation of the transactions contemplated hereby;

                  (f) all actions to be taken by BCC in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Seller; and

                  (g) Seller and Stockholder Representative shall have received from W. Audie Long, counsel to BCC Parties, an opinion in form and substance reasonably acceptable to Stockholder Representative and dated as of the Closing Date.

         Seller may waive any condition specified in this SECTION 9.2 if it executes a writing so stating at or prior to the Closing.

         10.      SPECIAL CLOSING AND POST-CLOSING COVENANTS.

         The Parties agree as follows with respect to the period following the
Closing:

         10.1 GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under ARTICLE 11 hereof). Seller and each Stockholder acknowledges and agrees that from and after the Closing BCC will be entitled to possession of all documents, books, records (including Tax records), agreements and financial data of any sort relating to the Seller.

         10.2 LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving the Seller, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under
ARTICLE 11 hereof).

         10.3 TRANSITION. Neither Seller nor any Stockholder will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier or other business associate of the Seller from maintaining the same business relationships with the Surviving Corporation after the Closing as it maintained with the Seller prior to the Closing. Seller and each Stockholder will refer all customer inquiries relating to the businesses of the Seller to BCC from and after the Closing.

         10.4 TERMINATION OF AGREEMENTS. Seller and each Escrow Stockholder shall take all necessary efforts to ensure that the Agreements listed on Part
8.10 of the Disclosure Schedule are terminated prior to Closing.

         10.5 INTELLECTUAL PROPERTY ASSIGNMENT. Although acknowledged by all parties as also fully enabled by the Merger memorialized by this Agreement, Seller shall also execute a separate assignment to Purchaser of all of Seller's right, title and interest in and to Intellectual Property, including the Software itemized on Part 1.61 of the Disclosure Schedule. This separate assignment shall be set forth as EXHIBIT B hereto, and recordation thereof shall be at the sole discretion of Purchaser. In addition, any employee of the Seller, including without limitation Michael R. Smith, will execute an


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

assignment to Seller and Purchaser of his right, title and interest in and to Intellectual Property upon request of Purchaser.

         10.6 USE OF NAME OF SELLER. Immediately upon the occurrence of the Closing, Seller and each Stockholder shall cease using the name "Operator Service Company" and all derivations thereof. Seller and each Stockholder covenant and agree that after the Closing they will not, directly or indirectly, use the name "Operator Service Company" or any derivation thereof in connection with any business enterprise.

         10.7     EMPLOYEE BENEFITS MATTER.

                  (a) Seller and BCC shall cooperate to ensure orderly transfer of employees of the Seller to employee benefit plans of BCC.

                  (b) This SECTION 10.7 reflects the agreements of the parties but does not create any rights or obligations except as among the parties to this Agreement, and it is specifically agreed that no present or future employee of the Seller will be treated as a third-party beneficiary of the provisions of this SECTION 10.7. Nothing in this SECTION 10.7 or elsewhere in this Agreement will preclude the Seller from terminating the employment of any employee of the Seller, or preclude the Seller from amending or terminating in its discretion any employee benefit plan maintained by the Seller.

         10.8 TAX-FREE REORGANIZATION. Neither Seller, any Stockholder, Purchaser or BCC shall take any action which would disqualify the transactions contemplated by this Agreement from treatment as a tax-free reorganization of the Seller, to the extent that such treatment is otherwise available to such Stockholders.

         10.9     S CORPORATION EARNINGS; 2000 INCOME TAX RETURNS.

                  (a) In order to apportion the Seller's 2000 earnings between the Former Seller Stockholders and the Purchaser, the Actual Earnings (as defined below) shall be allocated to the Former Seller Stockholders and the earnings for the period beginning on the Closing Date and ending on the December 31, 2000 shall be allocated to the Purchaser. For tax and accounting purposes, such apportionment of earnings shall be determined under the closing of the books method consistent with Code Sections 1362(e)(3) and 1362(e)(6)(D) and the regulations thereunder. The Former Seller Stockholders, the Seller and the Purchaser shall take all action necessary to make the election to have the closing of the books method apply and shall timely file such elections and reports, including the election required under Regulation Section 1.1362-6(a)(5), to effectuate the use of the closing of the books method. On or before the Closing Date, Former Seller Stockholders and stockholders of the Surviving Corporation shall deliver to Purchaser, with a copy to the Stockholder Representative, consents pursuant to Regulation 1.1362-6(a)(5) of the Code, effective as of the Effective Time.



                                       54
\

                  (b) No later than 60 days after the Closing Date, the Purchaser shall deliver to the Stockholder Representative a written calculation (the "Calculation") of the Actual Earnings for Seller to but not including the Closing Date to be reported on its tax return (the "Actual Earnings"). In the event the Stockholder Representative does not accept the Calculation as accurate, the Stockholder Representative shall notify the Purchaser of the non-acceptance of the Calculation in writing within 10 days after receipt of the Calculation (the failure of which notice within such 10 days shall be deemed of the acceptance of Calculation), and the Stockholder Representative and the Purchaser shall promptly attempt to reach agreement on the correct amount of the Calculation. In the event the Stockholder Representative and the Purchaser cannot reach an agreement on the calculation, an independent accounting firm to be mutually agreed upon by the Purchaser and Stockholder Representative shall determine the correct amount of the Calculation, which determination shall be binding on the Former Seller Stockholders and the Purchaser.

                  (c) Based upon the calculation, Purchaser shall pay to Former Seller Stockholders, within 3 Business Days, the lesser of Actual Earnings or $100,000, whichever is lower; provided however, any payment required to be made by Purchaser hereunder shall not be due and payable unless and until Former Seller Stockholders shall have executed and delivered to Purchaser a release relating to Purchaser's obligations under this SECTION 10.9 in form and substance reasonably acceptable to Purchaser.

                  (d) The Surviving Corporation's accountants shall be responsible for preparing and filing the Seller's 2000 federal and state income tax returns, and the BCC Parties shall take any and all action required in order to file the statement that is part of the election not to apply pro rata allocation as part of the Surviving Corporation's federal income tax return for the period beginning on the Closing Date and ending on December 31, 2000, all in accordance with Regulation 1.1362-6(a)(5) of the Code.

         Notwithstanding the foregoing, EBITDA as defined in the Earnout Escrow Agreement for the entire year 2000 shall be used for purposes of calculations under the Earnout Escrow Agreement.

         10.10 EARNOUT ESCROW. At Closing, Purchaser and Escrow Stockholders shall deposit the Earnout Holdback Shares with the Escrow Agent pursuant to the Earnout Escrow Agreement. The Earnout Escrow Agreement shall be executed and delivered by the Escrow Stockholders and appropriate BCC Party at Closing. Until such time as the Earnout Holdback Shares shall have been delivered pursuant to the terms of the Earnout Escrow Agreement, each Escrow Stockholder covenants and agrees not to sell, transfer, pledge, assign, hypothecate or dispose of or enter any contract, option or pledge or understanding (written or not) with respect to the sale, transfer, pledge, assignment, hypothecation or other disposition of the Earnout Holdback Shares or any


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

dividends or distributions that may be declared or paid with respect thereof. Nothing in this Agreement or the Earnout Escrow Agreement shall require Purchaser or BCC to take any action after the Effective Time that it determines, in its sole discretion, is not in the best interests of Purchaser or Surviving Corporation or to conduct its business or the business of Surviving Corporation contrary to its business plan or corporate governance.

         10.11 APPOINTMENT OF SUCCESSOR ESCROW AGENT. In the event the Escrow Agent resigns and is discharged from its duties or obligations under the Indemnity Escrow Agreement or Earnout Escrow Agreement, BCC will designate a successor Escrow Agent prior to the expiration of the ten-day period following the notice date of the Escrow Agent's resignation, by giving written notice to the Indemnity Escrow Agent or Earnout Escrow Agent, as the case may be, and the Stockholder Representative. BCC may appoint a successor Escrow Agent without the consent of the Escrow Stockholders so long as such successor is a bank with assets of at least $500 million, and may appoint any other successor Escrow Agent with the consent of the Stockholder Representative, which consent shall not be unreasonably withheld.

         10.12 HSR. To the extent required by HSR, BCC and Seller and any requisite Stockholder shall, within 3 Business Days of the date hereof, file the notification and report form required for the transactions contemplated hereunder and promptly provide any supplemental information reasonably requested in connection therewith pursuant to HSR. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from all Governmental Authorities in connection with the transaction contemplated hereunder.

         11.      INDEMNITY.

         11.1 INDEMNIFICATION BY THE ESCROW STOCKHOLDERS. Each Escrow Stockholder, jointly and severally, agrees to indemnify, defend and hold harmless the BCC Parties and the Surviving Corporation and each of their respective Associates, Affiliates, officers, directors, employees, representatives, and controlling Persons and their respective successors and assigns from and against and in respect of any and all Damages which may now or in the future be paid, incurred or suffered by or asserted against such party (collectively, "General Losses"), arising out of or resulting from or relating to (a) any inaccuracy in or breach of any representation, warranty, covenant, commitment or agreement made or undertaken by Seller or any Stockholder in this Agreement, or any other agreement, certificate, Schedule, Exhibit, or writing delivered to the BCC Parties pursuant to this Agreement, (b) the legal proceedings listed in Part 4.12 of the Disclosure Schedule or the pending FCC U.S.F. review listed on Part 4.9 of the Disclosure Schedule, (c) any action taken or not taken in connection with the sale contemplated hereby and by the documents contemplated hereby related to (i) the termination of employment of any current, former or retired employee by Seller prior to the Effective Time, or the termination by Seller of any independent contractor or


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

consulting agreement prior to the Effective Time; or (ii) the employment or retirement status with Seller of any current, former or retired employee, officer, consultant, independent contractor or director of Seller; and (d) any Damages arising out of or relating to, the funding, operation, administration, amendment, termination of, or withdrawal or partial withdrawal from, any employee plan established, maintained or contributed to by the Seller or ERISA Affiliate as of, or prior to, the Effective Time, whether such liabilities, obligations or Damages arise out of or relate to, any event or state of facts occurring or existing before the Effective Time. Any claim for indemnification under this SECTION 11.1 must be made within one year after the Effective Time (the "Indemnification Period").

         11.2 ENVIRONMENTAL INDEMNIFICATION. Each Escrow Stockholder jointly and severally agrees to indemnify, defend and hold harmless the BCC Parties and the Surviving Corporation and each of their respective Associates, Affiliates, officers, directors, employees, agents, consultants, representatives and controlling Persons and their respective successors and assigns from and against and in respect of any and all Environmental Liabilities which may now or in the future be paid, incurred or suffered by or asserted against such party, arising out of or resulting from or relating to or in connection with (a) the acts or omissions of any Person prior to the Effective Time relating to Seller, any business currently or previously conducted by Seller, the Assets, the operations currently or previously conducted by Seller or any other assets or properties currently or previously leased or owned by Seller, or (b) any inaccuracy or breach by Seller or any Escrow Stockholder of a representation or warranty contained in SECTION 4.16 hereof (collectively, "Environmental Losses"). Any claim for indemnification under this SECTION 11.2 must be made within the Indemnification Period.

         11.3 TAX INDEMNIFICATION Each Escrow Stockholder jointly and severally agrees to indemnify, defend and hold harmless the BCC Parties and the Surviving Corporation and each of their respective Associates, Affiliates, officers, directors, employees, representatives, and controlling Persons and their respective successors and assigns from and against and in respect of any and all Damages which may now or in the future be paid, incurred or suffered by or asserted against such party arising out of or resulting from or relating to any Taxes or Tax Returns of Seller for any period, or portion thereof, up to and including the Effective Time (collectively, "Tax Losses") including without limitation any Taxes payable as a result of the pending Texas sales Tax audit listed on Part ___ of the Disclosure Schedule. Any claim for indemnification under this SECTION 11.3 must be made prior to the expiration of the applicable statute of limitations.

         11.4 PRODUCTS LIABILITY AND WARRANTY INDEMNIFICATION. Each Escrow Stockholder jointly and severally agrees to indemnify, defend and hold harmless the BCC Parties and the Surviving Corporation and each of their respective Associates, Affiliates, officers, directors, employees, representatives and controlling Persons and their respective successors and assigns from and against and in respect of any and all Damages which may now or in the future be paid, incurred or suffered by or asserted against such party


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

arising out of or resulting from or relating to any products manufactured, sold or distributed or services provided by or on behalf of Seller on or prior to the Effective Time or with respect to any claims made pursuant to warranties to third Persons in connection with products manufactured, sold or distributed or services provided by or on behalf of Seller on or prior to the Effective Time (collectively, "Product Losses"). Any claim for indemnification under this
SECTION 11.4 must be made within the Indemnification Period.

         11.5 INDEMNIFICATION BY THE BCC PARTIES. The BCC Parties, jointly and severally, agree to indemnify, defend and hold harmless Stockholders and their respective heirs, successors and assigns from and against and in respect of any and all Damages which may now or in the future be paid, incurred or suffered by or asserted against any such party, arising out of or resulting from or relating to any inaccuracy in or breach of any representation, warranty, covenant, commitment or agreement made or undertaken by the BCC Parties in this Agreement. Any claim for indemnification under this SECTION 11.5 must be made within the Indemnification Period.

         11.6     LIMITATION ON INDEMNIFICATION.

                  (a) The Indemnity Holdback Shares are the source from which any and all potential claims for indemnification by the BCC Parties and any other Indemnitee other than the Stockholders under this ARTICLE 11 shall be satisfied and the Escrow Stockholders shall not have any liability for indemnity claims hereunder other than the Indemnity Holdback Shares, except (i) to the extent otherwise provided in SECTION 12.5 and ARTICLE 13 below, (ii) with respect to claims for indemnification under SECTION 11.5 hereof, for which Damages shall be paid in cash by the BCC Parties in an amount not to exceed the Merger Consideration received by each Escrow Stockholder, (iii) any claim for indemnification based on a breach of a representation, warranty or covenant contained in SECTION 4.18 or SECTION 4.25 for which Damages shall be paid in cash by the Escrow Stockholders (without regard to the Indemnity Holdback Shares) in an amount not to exceed the aggregate Merger Consideration received by Escrow Stockholders, and (iv) any claim involving the assertion of an intentional fraud, fraud in the inducement or intentional misrepresentation or breach, for which Damages shall be paid in cash by the Escrow Stockholders (without regard to the Indemnity Holdback Shares) in an amount not to exceed the aggregate Merger Consideration received by Escrow Stockholders. The indemnification obligations of the Escrow Stockholders pursuant to SECTIONS 11.1 through 11.4 above shall be satisfied through a reduction of the Merger Consideration effected by cancellation or other disposition by BCC of Indemnity Holdback Shares pursuant to SECTION 11.7 of this Agreement. For purposes of any indemnification claim under this ARTICLE 11, the Indemnity Holdback Shares shall be valued at $6.50 per share.

                  (b) No claim for indemnification under SECTIONS 11.1, 11.2, 11.3, 11.4 and 11.5 may be brought after the expiration of the Indemnification Period or the applicable statute of


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

limitations with respect to SECTION 11.3, except for claims made in accordance with SECTION 11.9 prior to such expiration (whether or not any action, demand or proceeding is instituted with respect to such claims prior to the expiration of the Indemnification Period), it being understood, without limitation, that any Damages arising after the expiration of the Indemnification Period shall be recoverable upon notice properly given prior to the expiration of the Indemnification Period.

         11.7 INDEMNITY HOLDBACK. The Indemnity Holdback Shares (which shall include for purposes of this SECTION 11.7 any distributions accrued or made thereon after the date of this Agreement), the net proceeds of any sale of Indemnity Holdback Shares and any other securities or property which may be issued after the date hereof in exchange for such shares in any merger or recapitalization or similar transaction involving BCC) shall be deemed as of the Effective Time to be deposited by the Escrow Stockholders and Purchaser with the Escrow Agent, and certificates representing the Indemnity Holdback Shares shall be held by the Escrow Agent. The Escrow Stockholders shall deliver to the Escrow Agent at the Closing the Indemnity Escrow Agreement, appropriate stock powers endorsed in blank and such other documentation as the Escrow Agent may reasonably prescribe to carry out the purposes of this SECTION 11.7 So long as any Indemnity Holdback Shares are held by the Escrow Agent hereunder, BCC shall have, and the Escrow Stockholders by execution and/or approval of this Agreement hereby grant, effective as of the Effective Time, a perfected, first priority security interest in such Indemnity Holdback Shares to secure payment of amounts payable by the Escrow Stockholders in respect of claims under this ARTICLE 11. In connection therewith, the Escrow Stockholders shall execute and deliver such instruments as BCC or the Escrow Agent may from time to time reasonably request for the purpose of evidencing and perfecting such security interest.

         11.8 INDEMNITY ESCROW. At Closing, the Purchaser and Escrow Stockholders shall deposit the Indemnity Holdback Shares with the Indemnity Escrow Agent pursuant to the Indemnity Escrow Agreement. The Indemnity Escrow Agreement shall be executed and delivered by the Escrow Stockholders and the appropriate BCC Parties at Closing. Until such time as the Indemnity Holdback Shares shall have been delivered to the Escrow Stockholders pursuant to the terms of the Indemnity Escrow Agreement, each Escrow Stockholder covenants and agrees with the BCC Parties that no Escrow Stockholder will sell, transfer, pledge, assign, hypothecate or otherwise dispose of, or enter into any contract, option or other pledge agreement or understanding (either written or oral) with respect to the sale, transfer, pledge, assignment, hypothecation or other disposition of any Indemnity Holdback Shares or any dividends or distributions that may be declared or paid in respect thereof.

         11.9 PROCEDURE. All claims for indemnification or payment under this
ARTICLE 11 shall be asserted and resolved as follows:

                  (a) An Indemnitee shall promptly give the Indemnitor notice of any matter which an Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement stating the amount of the Loss, if known, and method of computation thereof, all with


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

reasonable particularity, and stating with particularity the nature of such matter. Subject to SECTION 11.6(b) hereof, failure to provide such notice shall not affect the right of the Indemnitee to indemnification except to the extent such failure shall have resulted in liability to the Indemnitor that could have been actually avoided had such notice been provided within such required time period.

                  (b) The obligations and liabilities of an Indemnitor under this ARTICLE 11 with respect to Losses arising from claims of any third party that are subject to the indemnification provided for in this ARTICLE 11 ("Third-Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnitee shall receive notice of any Third-Party Claim, the Indemnitee shall give the Indemnitor prompt notice of such Third-Party Claim and the Indemnitor may, at its option, assume and control the defense of such Third-Party Claim at the Indemnitor's expense and through counsel of the Indemnitor's choice reasonably acceptable to Indemnitee. Subject to the condition that notice be delivered prior to the expiration of one year after the Effective Time, failure to provide such notice shall not affect the right of the Indemnitee to indemnification except to the extent such failure shall have resulted in liability to the Indemnitor that could have been actually avoided had such notice been provided within such required time period. In the event the Indemnitor assumes the defense against any such Third-Party Claim as provided above, the Indemnitee shall have the right to participate at its own expense in the defense of such asserted liability, shall cooperate with the Indemnitor in such defense and will attempt to make available on a reasonable basis to the Indemnitor all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitor. In the event the Indemnitor does not elect to conduct the defense against any such Third-Party Claim, the Indemnitor shall cooperate with the Indemnitee (and be entitled to participate) in such defense and attempt to make available to it on a reasonable basis all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitee. The Indemnitor understands that if such Third-Party Claim results in an obligation to indemnify hereunder, Damages shall include all reasonable costs and expenses of such defense. No Third-Party Claim may be settled by Indemnitor without the written consent of the Indemnitee. So long as the Indemnitor is vigorously contesting any such Third-Party Claim in good faith, the Indemnitee shall not pay or settle such claim without the Indemnitor's consent, which consent shall not be unreasonably withheld. Written notice of any proposed settlement of any such claim and the material terms thereof shall be delivered by Indemnitor to Indemnitee at least ten Business Days prior to any settlement of any such claim.

                  (c) If a claim for indemnity is provided pursuant to this
ARTICLE 11 by an Indemnitee and the Indemnitor does not pay such claim or object to such claim within 15 Business Days after notice is received by the Indemnitor, such claim shall be deemed agreed to by the Indemnitor. If the Indemnitor shall object to such claim, a written notice of such objection setting forth in reasonable detail the basis for such objection shall be provided to the Indemnitee and such dispute shall be resolved in accordance with
SECTION 18.11 hereof. In addition, if the claim shall have been determined to have been a valid claim, Damages shall include interest at the prime rate as quoted from time to time by Frost National Bank (San Antonio), N.A. (the "Prime Rate") from the date the claim is first made until fully paid.


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

         11.10 PAYMENT. Payment of any amounts due pursuant to this ARTICLE 11 shall be made within three Business Days after resolution of the claim.

         11.11 ADJUSTMENT OF LIABILITY. The amount which an Indemnitee shall be entitled to receive from an Indemnitor with respect to a Loss under this ARTICLE 11 shall be net of any insurance recovery by the Indemnitee on account of such Loss. Any tax benefit actually realized by an Indemnitee on account of a Loss that is fully indemnified by an Indemnitor shall be paid to the Indemnitor when and if such benefit is actually recognized and then only to the extent such benefit is attributable to the indemnified portion of the Loss. The benefit actually recognized shall be based on the Federal Tax Returns of the Indemnitee and any benefit shall not be considered actually recognized unless and until the Tax Return reflecting such benefit is filed. To the extent such benefit is disallowed or reduced in connection with any audit, the Indemnitor shall promptly refund the amount of the benefit so disallowed or reduced.

         11.12 FAILURE TO PAY INDEMNIFICATION. If Indemnitor fails or refuses to pay any amount due under this ARTICLE 11, the Indemnitee shall proceed in accordance with the arbitration provisions of SECTION 18.11 hereof; provided, however, that in the case of indemnification for a Third-Party Claim, such matter need not be resolved by arbitration until the underlying Third-Party Claim is finally resolved.

         11.13 COOPERATION. The Indemnitor and the Indemnitee shall cooperate with each other with regard to any indemnification obligation under this ARTICLE 11 and each shall attempt to make available to the other on a reasonable basis all personnel records, materials and information in its possession or under its control as is reasonably requested by the other.

         11.14 INDEMNIFICATION IF NEGLIGENCE OF INDEMNITEE. THE INDEMNIFICATION PROVIDED IN THIS ARTICLE 11 SHALL BE APPLICABLE WHETHER OR NOT THE SOLE OR CONCURRENT NEGLIGENCE OR GROSS NEGLIGENCE OF THE PARTY SEEKING INDEMNIFICATION, OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED ON THE PARTY SEEKING INDEMNIFICATION, OR THE SOLE OR CONCURRENT LIABILITY IMPOSED VICARIOUSLY ON THE PARTY SEEKING INDEMNIFICATION, IS ALLEGED OR PROVEN.

         12. NON-COMPETITION AGREEMENT.

         12.1 NON-COMPETITION. In consideration of the benefits of this Agreement to each Stockholder and as a material inducement to the BCC Parties to enter into this Agreement and pay to the Stockholders at Closing the Merger Consideration, each Escrow Stockholder hereby covenants and agrees that, commencing on the Closing Date and ending (a) one year from the termination of employment under the Employment Agreement to be executed at Closing, as to James Kirk Smith, or (b) two years from termination of employment under the Employment Agreement to be executed at Closing, as to Michael R. Smith, such Escrow Stockholder shall not, and such Escrow Stockholder shall cause his Associates, Affiliates and representatives not to, directly or indirectly, as proprietor, partner, stockholder, director, executive, officer, employee, consultant, joint venturer,


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

 investor or in any other capacity, engage in, or own, manage, operate or control, or participate in the ownership, management, operation or control, of any entity which engages in any business activity which is similar to or in competition with the business of Surviving Corporation, BCC Parties and their Affiliates; provided, however, the foregoing shall not prohibit (a) an Escrow Stockholder, his Associates, Affiliates and representatives from purchasing and holding as an investment not more than 3% of any class of publicly traded securities of any entity which conducts a business in competition with the business of the BCC Parties, so long as such Escrow Stockholder, his Associates, Affiliates and representatives do not participate in any way in the management, operation or control of such entity, or (b) Michael R. Smith from accepting employment during the period of non-competition as long as he obtains the written permission and authorization of the Board of Directors of BCC.

         12.2 JUDICIAL REFORMATION. Each Escrow Stockholder acknowledges that, given the nature of the BCC Parties' business, the covenants contained in
SECTION 12.1 establish reasonable limitations as to time, geographic area and scope of activity to be restrained and do not impose a greater restraint than is reasonably necessary to protect and preserve the goodwill of the BCC Parties' business and to protect their legitimate business interests. If, however,
SECTION 12.1 is determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or over too large a geographic area or by reason of it being too extensive in any other respect or for any other reason, it will be interpreted to extend only over the longest period of time for which it may be enforceable and/or over the largest geographic area as to which it may be enforceable and/or to the maximum extent in all other aspects as to which it may be enforceable, all as determined by such court.

         12.3 CUSTOMER LISTS; NON-SOLICITATION. Each Escrow Stockholder further covenants and agrees that he shall not, and such Escrow Stockholder will cause his Associates, Affiliates and representatives not to, directly or indirectly,
(a) use or make known to any person or entity the names or addresses of any clients or customers of Seller or the BCC Parties or any other information pertaining to them, provided, however, such limitation shall not apply to any information which (i) is then generally known to the public, (ii) become or becomes generally known to the public through no fault of such Escrow Stockholder, his Associates, Affiliates and representatives, and (iii) is disclosed in accordance with an order of a court of competent jurisdiction or applicable law, (b) call on, solicit, take away or attempt to call on, solicit or take away any clients or customers of Seller or the BCC Parties, nor (c) solicit for employment, recruit, hire or attempt to recruit or hire any employees of Seller or the BCC Parties.

         12.4 COVENANTS INDEPENDENT The covenants of each Escrow Stockholder contained in SECTIONS 12.1, 12.2 and 12.3 of this Agreement will be construed as independent of any other provision in this Agreement, and the existence of any claim or cause of action by any Escrow Stockholder against the BCC Parties will not constitute a defense to the enforcement by the BCC Parties of said provisions. Each Escrow Stockholder understands that the provisions contained in SECTIONS 12.1, 12.2 and 12.3 are essential elements of the transactions contemplated by this Agreement and, but for the agreement of the Escrow Stockholders to be bound by the provisions of SECTIONS 12.1, 12.2 and 12.3, the BCC Parties would not have agreed to enter into this Agreement



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

and the transactions contemplated herein. Each Escrow Stockholder has been advised to consult with, and represents that he has consulted with, counsel in order to be informed in all respects concerning the reasonableness and propriety of SECTIONS 12.1, 12.2 and 12.3 with specific regard to the nature of the business conducted by Seller and the BCC Parties and each Escrow Stockholder acknowledges that SECTIONS 12.1, 12.2 and 12.3 are reasonable in all respects.

         12.5 REMEDIES Each Escrow Stockholder acknowledges that in the event of a breach or a threatened breach by an Escrow Stockholder of any of the provisions contained in SECTIONS 12.1, 12.2 or 12.3 of this Agreement, the BCC Parties will suffer irreparable damage or injury not fully compensable by money damages, or the exact amount of which may be impossible to ascertain, and therefore, the BCC Parties will not have an adequate remedy at law. Accordingly, the BCC Parties shall be entitled to such injunctive relief or other equitable relief, without the necessity of posting bond therefor, from any court of competent jurisdiction as may be necessary or appropriate to prevent or curtail any such actual or threatened breach. The foregoing shall be in addition to and without prejudice to any other rights that the BCC Parties may have under this Agreement, at law or in equity, including, without limitation, the right to sue for and recover money damages.

         13. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. Each Stockholder recognizes and acknowledges that he has and will have access to certain confidential information of Seller that is included in the Assets (including, but not limited to, lists of customers, software designs, system specifications, trade secrets, Software source code, and costs and financial information) that after the consummation of the transactions contemplated hereby will be valuable, special and unique property of Purchaser. Each Stockholder agrees that he will, and will cause his Associates, Affiliates and representatives, to keep confidential and not disclose to any other Person or use for his own benefit or for the benefit of any other Person, and he will use his best efforts to prevent disclosure by any other Person of, any such confidential information to any Person for any purpose or reason whatsoever, except to authorized representatives of Purchaser; provided, however, such limitation shall not apply to any information which (i) is then generally known to the public; (ii) become or becomes generally known to the public through no fault of a Stockholder, his Associates, Affiliates and representatives, and (iii) is disclosed in accordance with an order of a court of competent jurisdiction or applicable law. Seller or a Stockholder may have entered into certain confidentiality agreements with third parties regarding the possible sale of Seller or its Business. Seller and/or such Stockholder has previously requested that all such third parties return to Seller all confidential information provided to such parties by or on behalf of Seller or such Stockholder or that such information be destroyed. At the Closing, Seller shall assign all of its rights in and to any such confidentiality agreements to Purchaser. Each Stockholder acknowledges that in the event of a breach or threatened breach by a Stockholder of any of the provisions contained in this ARTICLE 13, the BCC Parties will suffer irreparable damage or injury not fully compensable by money damages, or the exact amount of which may be impossible to ascertain, and therefore, the BCC Parties will not have an adequate remedy at law. Accordingly, the BCC Parties shall be entitled to such injunctive relief or other equitable relief, without the necessity of posting bond therefor, from any court of competent jurisdiction as may be necessary or appropriate to prevent or curtail any such actual or threatened breach. The foregoing shall be in addition to and without prejudice to any other rights that the BCC Parties may have under this Agreement, at law or in equity, including, without limitation, the right to sue for and recover money damages.

         14. NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, given by prepaid telex or telegram or by facsimile or other similar instantaneous electronic transmission device or mailed first class, postage prepaid, certified United States mail, return receipt requested, as follows:

         (a)      If to Purchaser or BCC, at:

                  Billing Concepts Corp.
                  7411 John Smith Drive, Suite 200
                  San Antonio, Texas 78229
                  Attention: W. Audie Long
                  Facsimile No.: (210) 949-7024

                  With a copy to:

                  Fulbright & Jaworski L.L.P.
                  300 Convent Street, Suite 2200
                  San Antonio, Texas 78205
                  Attention: Phillip M. Renfro
                  Facsimile No.: (210) 270-7205

         (b)      If to Seller, at:

                  Operator Service Corporation
                  5302 Ave. Q
                  Lubbock, Texas 79412
                  Attention: James Kirk Smith
                  Facsimile No.: (806) 747-0757

                  With a copy to:

                  Boswell & Kober, P.C.
                  750 N. St. Paul Street, Suite 750
                  Dallas, Texas 75201
                  Attention: Todd E. Tyler
                  Facsimile No.: (214) 720-0260

         (c)      If to the Stockholders, to Stockholder Representative at:

                  Operator Service Corporation

                  5302 Ave. Q
                  Lubbock, Texas 79412
                  Attention: James Kirk Smith
                  Facsimile No.: (806) 747-0757

provided that any party may change its address for notice by giving to the other party written notice of such change. Any notice given under this ARTICLE 14 shall be effective (x) when delivered, if delivered personally, (y) 24 hours after sending, if sent by telex or telegram or by facsimile or other similar instantaneous electronic transmission device with evidence of receipt, and (z) 5 business days after mailing, if mailed.

         15.  TERMINATION.

         15.1 TERMINATION OF AGREEMENT. Certain of the Parties may terminate this Agreement as provided below:

                  (a) BCC and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (b) BCC may terminate this Agreement by giving written notice to Seller on or before the Closing Date if BCC is not satisfied with the results of its continuing business, legal and accounting due diligence regarding the Seller;

                  (c) BCC may terminate this Agreement by giving written notice to Seller at any time prior to the Closing (i) in the event the Seller or any Stockholder has breached any representation, warranty or covenant contained in this Agreement in any material respect, BCC has notified Seller of the breach, and the breach has continued without cure for a period of 15 days after the notice of breach or (ii) if the Closing shall not have occurred on or before May 31, 2000, by reason of the failure of any condition precedent under SECTION 9.1 hereof (unless the failure results primarily from BCC itself breaching any representation, warranty or covenant contained in this Agreement); and

                  (d) Seller and the Stockholders may terminate this Agreement by giving written notice to BCC at any time prior to the Closing (i) in the event BCC has breached any representation, warranty or covenant contained in this Agreement in any material respect, Seller has notified BCC of the breach, and the breach has continued without cure for a period of 15 days after the notice of breach or (ii) if the Closing shall not have occurred on or before May 31, 2000, by reason of the failure of any condition precedent under SECTION 9.2 hereof (unless the failure results primarily from any Stockholder or Seller themselves breaching any representation, warranty or covenant contained in this Agreement).

         15.2 EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to ARTICLE 15, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach).

         16. GUARANTEE. Each Escrow Stockholder hereby (a) unconditionally guarantees the prompt performance of the obligations of Seller under this Agreement, (b) waives any requirements of notice, protest, demand or grace with respect thereto other than those contained in this Agreement and (c) agrees that the BCC Parties shall not be required to exhaust their remedies against any other person or party (including, but not limited to, Seller or any Stockholder) before enforcing the provisions of this guarantee. Each Escrow Stockholder recognizes and acknowledges that the BCC Parties are relying on this guarantee in entering into and consummating the transactions contemplated by this Agreement, and that but for this guarantee the BCC Parties would not enter into this Agreement or consummate the transactions contemplated hereby. Any liability resulting from the foregoing guarantee shall be limited to the Indemnity Holdback Shares.

         17.  STOCKHOLDER REPRESENTATIVE.

                  (a) In order to administer efficiently the implementation of this Agreement, the waiver of any conditions to the obligations to consummate the transactions or the settlement of any dispute and notices under this Agreement or actions, settlement or notices under the Earnout Escrow Agreement or Indemnity Escrow Agreement, Stockholders hereby appoint James Kirk Smith as their representative ("Stockholder Representative") and authorize him to take all action necessary in connection with implementation of the Agreement on behalf of Stockholders, waive any condition to or obligation to consummate the transactions, give and receive notices and take any and all action contemplated to be taken by or on behalf of Stockholders under this Agreement, and of Escrow Stockholders under the Earnout Escrow Agreement and the Indemnity Escrow Agreement (collectively, "Escrow Agreements").

                  (b) In the event Stockholder Representative dies, becomes legally incapacitated or resigns Michael R. Smith shall fill such vacancy and be deemed Stockholder Representative for all purposes; however, no change of the Stockholder Representative shall be effective until Purchaser is given notice of it by the Stockholders.

                  (c) By mere execution of this Agreement, Stockholders agree that:

                                    (i) Purchaser may rely conclusively on the
                  instructions and decisions of Stockholder Representative as to any actions required or permitted to be taken by Stockholders or Stockholder Representative hereunder and under the Escrow Agreements and no party shall have any cause of action against Purchaser for action taken by Purchaser in reliance upon actions, decisions or instructions of Stockholder Representative.

                                    (ii) all actions, decisions, and
                  instructions of the Stockholder Representative shall be conclusive and binding on Stockholders; no Stockholder shall have a cause of action against Purchaser or Surviving Corporation for any action taken or omitted, decision made or omitted or any instruction as given or omitted by Stockholder Representative hereunder.

                                    (iii) Stockholder Representative shall be
                  deemed to fulfill any fiduciary obligation to Stockholders so long as no Stockholder is adversely affected by any action or failure to act by Stockholder Representative in a disproportionate measure compared to any other Stockholder.

                  (d) Remedies at law for breach of this Section would be inadequate, therefore Purchaser shall be entitled to injunctive relief, without the necessity of proving damages in an action to enforce this Section.

                  (e) The provisions of this Section are independent and severable to constitute an irrevocable power of attorney, coupled with an interest and surviving death, granted by each Stockholder to the Stockholder Representative and bind executors, heirs, successors, and legal representatives. All reasonable fees and expenses incurred by Stockholder Representative shall be paid by Stockholders pro rata in proportion to their percentage interest in Seller immediately before the Effective Time. The provisions hereof shall survive the Effective Time.

         18.  GENERAL PROVISIONS.

         18.1 GOVERNING LAW; INTERPRETATION; SECTION HEADINGS. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas without regard to conflict-of-laws rules as applied in Texas. The section headings contained herein are for purposes of convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning or interpretation of this Agreement in any way.

         18.2 SEVERABILITY. Should any provision of this Agreement be held unenforceable or invalid under the laws of the United States of America or the State of Texas, or under any other applicable laws of any other jurisdiction, then the parties hereto agree that such provision shall be deemed modified for purposes of performance of this Agreement in such jurisdiction to the extent necessary to render it lawful and enforceable, or if such a modification is not possible without materially altering the intention of the parties hereto, then such provision shall be severed herefrom for purposes of performance of this Agreement in such jurisdiction. The validity of the remaining provisions of this Agreement shall not be affected by any such modification or severance, except that if any severance materially alters the intentions of the parties hereto as expressed herein (a modification being permitted only if there is no material alteration), then the parties hereto shall use commercially reasonable efforts to agree to appropriate equitable amendments to this Agreement in light of such severance, and if no such agreement can be reached within a reasonable time, any party hereto may initiate arbitration pursuant to the provisions of SECTION 18.11 to determine and effect such appropriate equitable amendments.

         18.3 ENTIRE AGREEMENT. This Agreement, the Disclosure Schedule and the documents and agreements referenced herein set forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements, arrangements and understandings related to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by any party hereto which is not embodied or referenced in this Agreement, the Disclosure Schedule or the documents or agreements referenced herein, and no party hereto shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth.

         18.4 BINDING EFFECT. All the terms, provisions, covenants and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns.

         18.5 ASSIGNMENT. This Agreement and the rights and obligations of the parties hereto shall not be assigned or delegated by any party hereto without the prior written consent of the other parties hereto.

         18.6 AMENDMENT; WAIVER. This Agreement may be amended, modified, superseded or canceled, and subject to the authority of Stockholder Representative under ARTICLE 17, any of the terms, provisions, representations, warranties, covenants or conditions hereof may be waived, only by a written instrument executed by all parties hereto, or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same. No waiver by any party of any condition contained in this Agreement, or of the breach of any term, provision, representation, warranty or covenant contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or as a waiver of any other condition or of the breach of any other term, provision, representation, warranty or covenant.

         18.7 GENDER; NUMBERS. All references in this Agreement to the masculine, feminine or neuter genders shall, where appropriate, be deemed to include all other genders. All plurals used in this Agreement shall, where appropriate, be deemed to be singular, and VICE VERSA.

         18.8 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as signatories.

         18.9 TELECOPY EXECUTION AND DELIVERY. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

         18.10 EXPENSES. Whether or not the transactions contemplated hereby are consummated, each of the parties will pay all costs and expenses of its or his performance of and compliance with this Agreement.

         18.11 ARBITRATION.

                  (a) EXCEPTION PRIOR TO EFFECTIVE TIME. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that, prior to the Effective Time, any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper to enforce this Agreement or to prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

                  (b) EXCEPTIONS TO ENFORCE ARTICLES 12 AND 13. The Parties expressly reserve the right to petition a court directly for injunctive and other relief to enforce a breach of the restrictive covenants and non-disclosure provisions of ARTICLES 12 OR 13 of this Agreement and may seek in conjunction with such relief, damages caused by breach of ARTICLES 12 OR 13 of this Agreement.

                  (c) DISPUTES TO BE ARBITRATED. Any controversy of any nature whatsoever, including but not limited to tort claims or contract disputes, between the parties to this Agreement or their respective heirs, executors, administrators, legal representatives, successors and assigns, as applicable, arising out of or related to this Agreement after the Effective Time, including the implementation, applicability and interpretation thereof, shall, upon the written request of one party served upon the other, be submitted to and settled by arbitration in accordance with the provisions of the Federal Arbitration Act, 9 U.S.C. Section 1-15, as amended. The terms of the commercial arbitration rules of the American Arbitration Association (the "AAA") shall apply except to the extent they conflict with the provisions of this paragraph. If the amount in controversy in the arbitration exceeds Two Hundred and Fifty Thousand Dollars ($250,000), exclusive of interest, attorneys' fees and costs, the arbitration shall be conducted by a panel of three independent arbitrators. Otherwise, the arbitration shall be conducted by a single independent arbitrator. The parties shall endeavor to select independent arbitrators by mutual agreement. If such agreement cannot be reached within 30 calendar days after a dispute has arisen which is to be decided by arbitration, the selection of the arbitrator(s) shall be made in accordance with Rule 13 of the Rules as presently in effect. If three arbitrators are selected, the arbitrators shall elect a chairperson to preside at all meetings and hearings. If a dispute is to be resolved by a sole arbitrator in accordance with the terms hereof, or if the dispute is to be resolved by a panel of three arbitrators as provided hereinabove, then each such arbitrator shall be a member of a state bar engaged in the practice of law in the United States or a retired member of a state or the federal judiciary in the United States. The award of the arbitrator(s) shall require a majority of the arbitrators in the case of a panel of arbitrators, shall be based on the evidence admitted and the substantive law of the State of Texas and shall contain an award for each issue and counterclaim. The award shall be made 30 days following the close of the final hearing and the filing of any post hearing briefs authorized by the arbitrator(s). The award of the arbitrator(s) shall be final and binding on the parties hereto. Each party shall be entitled to inspect and obtain a copy of non-privileged relevant documents in the possession or control of the other party. All such discovery shall be in accordance with procedures approved by the arbitrator(s). Unless otherwise provided in the award, each party shall bear its own costs of discovery.

                  (d) DISCOVERY. Each party shall be entitled to take one deposition. Each party shall be entitled to submit one set of interrogatories which require no more than 30 answers. All discovery shall be expedited, consistent with the nature and complexity of the claim or dispute and consistent with fairness and justice. The arbitrator(s) shall have the power to compel any party to comply with discovery requests of the other parties and to issue binding orders relating to any discovery dispute which shall be enforceable in the same manner as awards. The arbitrator(s) also shall have the power to impose sanctions for abuse or frustration of the arbitration process, including without limitation, the refusal to comply with orders of the arbitrator(s) relating to discovery and compliance with subpoenas.

                  (e) ATTORNEYS' FEES. The arbitrator(s) shall require the non-prevailing party to pay the prevailing party's attorneys' fees and costs incurred in connection with the arbitration. It is further agreed that any of the parties hereto may petition the United States District Court for the Western District of Texas, San Antonio Division, for a judgment to be entered upon any award entered through such arbitration proceedings. All arbitration proceedings shall be conducted in San Antonio, Texas.

         18.12 DAMAGE TO ASSETS. If, on or before the Closing Date, the assets or properties of the Seller are damaged or destroyed, Seller and the Stockholders shall notify BCC of such damage or destruction. In the event of any such damage or destruction, BCC shall have the right, in its sole discretion, to either (i) reduce the Merger Consideration by an amount equal to the value of the damaged or destroyed asset or assets, and complete the purchase, or (ii) terminate this Agreement as provided by SECTION 15.1 hereof and not complete the purchase.

         18.13 EFFECT OF DUE DILIGENCE. No investigation by or on behalf of the BCC Parties into the business, operations, prospects, assets or condition (financial or otherwise) of the Seller shall diminish in any way the effect of any representations or warranties made by Seller or any Stockholder in this Agreement or shall relieve Seller or any Stockholder of any of its or his obligations under this Agreement.

         18.14 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of BCC and Seller; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

         18.15 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         18.16 CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

         18.17 INCORPORATION OF EXHIBITS, ANNEXES AND DISCLOSURE SCHEDULE. The Exhibits, Annexes and Disclosure Schedule identified in this Agreement are incorporated herein by reference and made a part hereof.

         18.18 SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

         18.19 REMEDIES CUMULATIVE. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties have executed this Plan of Reorganization, Merger and Acquisition Agreement as of the date first above written.

                               PURCHASER:

                               LUBBOCK ACQUISITION CORP.

                               By:    /s/ PARRIS H. HOLMES, JR.
                                      -------------------------
                               Its:   CHAIRMAN

                               BCC:

                               BILLING CONCEPTS CORP.

                               By:    /s/ PARRIS H. HOLMES, JR.
                                      -------------------------
                               Its:   CHAIRMAN

                               SELLER:

                               OPERATOR SERVICE COMPANY

                               By:    /s/ MICHAEL R. SMITH
                                      ---------------------
                               Name:  MICHAEL R. SMITH
                               Title: CEO

                              STOCKHOLDERS:

                              /s/ MICHAEL R. SMITH
                              --------------------------------------
                              Michael R. Smith

                              /s/ JAMES KIRK SMITH
                              --------------------------------------
                              James Kirk Smith

                              /s/ VIRGIL B. PETTIGREW
                              --------------------------------------
                              Virgil B. Pettigrew

                              /s/ BARRY D. AUSTIN
                              --------------------------------------
                              Barry D. Austin

                              /s/ HARRIET M. AUSTIN
                              --------------------------------------
                              Harriet M. Austin

                              /s/ MICHAEL D. STARCHER
                              --------------------------------------
                              Michael D. Starcher

                              /s/ JENNY A. STARCHER
                              --------------------------------------
                              Jenny A. Starcher

                              /s/ KARLA J. HATTON
                              --------------------------------------
                              Karla J. Hatton

                              /s/ JOHN J. JELINEK
                              --------------------------------------
                              John J. Jelinek

                              /s/ GEORGE E. LASS
                              --------------------------------------
                              George E. Lass

                              /s/ CHRIS AUSTIN
                              --------------------------------------

                              Chris Austin

                              /s/ SUZANNE AUSTIN
                              --------------------------------------
                              Suzanne Austin

                              /s/ GREG AUSTIN
                              --------------------------------------
                              Greg Austin

                              /s/ TANGELA KAI LOVERING
                              --------------------------------------
                              Tangela Kai Lovering

                              /s/ KIRK SMITH
                              --------------------------------------
                              Kirk Smith, Custodian for Brian Jeffrey Smith

                              /s/ BRIAN JEFFREY SMITH
                              --------------------------------------
                              Brian Jeffrey Smith

                              /s/ KIRK SMITH
                              --------------------------------------
                              Kirk Smith, Custodian for Eric Justin Smith

                              /s/ CHARLES P. BEALL
                              --------------------------------------
                              Charles P. Beall

                              /s/ GREGORY L. CAMP
                              --------------------------------------
                              Gregory L. Camp

                              /s/ ROBERT C. HAWK
                              --------------------------------------
                              Robert C. Hawk

                              /s/ CARL GLENN HADDOCK
                              --------------------------------------
                              Carl Glenn Haddock

                              /s/ JOHN M. TURNER
                              --------------------------------------
                              John M. Turner

                              /s/ ANGELITA REY
                              --------------------------------------
                              Angelita Rey

                              /s/ JASON J. PLUMB
                              --------------------------------------
                              Jason J. Plumb

                              /s/ ABBIE J. UPCHURCH
                              --------------------------------------
                              Abbie J. Upchurch

                              /s/ DEBORAH JILL FROMAN
                              --------------------------------------
                              Deborah Jill Froman

                              /s/ PAULA D. WILKINSON
                              --------------------------------------
                              Paula D. Wilkinson

                              /s/ DAVID L. CRAVEN
                              --------------------------------------
                              David L. Craven

                              /s/ MARVIN L. PYLE
                              --------------------------------------
                              Marvin L. Pyle

                              /s/ MARK G. SMITHERMAN
                              --------------------------------------
                              Mark G. Smitherman

                              /s/ VIRGIL B. PETTIGREW, EXECUTOR
                              --------------------------------------
                              Virgil B. Pettigrew, Independent Executor
                              of the Estate of Mary Jane Pettigrew

                                 AMENDMENT NO. 1
                        TO PLAN OF REORGANIZATION, MERGER
                            AND ACQUISITION AGREEMENT

         WHEREAS, a Plan of Reorganization, Merger and Acquisition Agreement (the "Plan") was executed on March 21, 2000 among Billing Concepts Corp. ("BCC"), Lubbock Acquisition Corp. ("Purchaser") and Operator Service Company ("Seller") and its Stockholders.

         WHEREAS, capitalized terms not defined herein shall have the meanings assigned in the Plan.

         WHEREAS, the Parties have determined to effectuate the Merger contemplated under the Plan by having the Seller, rather than the Purchaser, be the Surviving Corporation.

         WHEREAS, the Earnout Escrow is to be funded by all of the Stockholders proportionally and not only the Escrow Stockholders.

         NOW THEREFORE, it is agreed as follows:

1.       The fifth recital of the Plan is amended to read:

         "WHEREAS, the respective boards of directors of Purchaser and Seller have voted to approve the merger of Purchaser with and into Seller (the "Merger") pursuant to the terms and subject to the conditions of this Agreement; and"

2 .      The last paragraph of the recitals is amended to read:

         "NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the parties hereto agree that Purchaser shall be merged with and into Seller and that the terms and conditions of the Merger, the method of carrying the Merger into effect and certain other provisions relating thereto shall be as hereinafter set forth:"

3.        Section 1.64 of the Plan is amended to read:

         "1.64 "SURVIVING CORPORATION" shall mean the Seller, existing at and after the Effective Time as a result of the Merger."

4.       The first sentence of Section 2.1 of the Plan is amended to read:

         "Subject to the terms and conditions of this Agreement, Purchaser shall be merged with and into Seller in accordance with all applicable laws, with Seller being the Surviving Corporation."

5.       Section 2.6 (a) is amended to read:

         "(a) In consideration for the Merger, the non-competition agreements in
         ARTICLE 12 hereof and the non-disclosure agreement in ARTICLE 13 hereof, as of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Seller Stock, or the holder of the shares of Purchaser Stock, (i) subject to adjustment under SECTION 2.6(B), Seller Stock outstanding immediately before the Effective Time shall be converted into the right to receive, subject to the provisions of SECTION 2.8, 3,846,154 shares of BCC Stock (the "Merger Consideration"); provided, however, that 461,573 shares of the Merger Consideration (the "Indemnity Holdback Shares") shall be pledged by the Escrow Stockholders to secure the indemnification obligations of the Stockholders pursuant to ARTICLE 11 hereof and 769,000 shares of the Merger Consideration (the "Earnout Holdback Shares") shall be pledged by the Stockholders to secure the earnout requirements pursuant to SECTION 10.10 hereof, and (ii) each share of Purchaser Stock outstanding immediately before the Effective Time shall be converted into one share of common stock of the Surviving Corporation. At the Closing, BCC shall deliver to the Stockholders the certificates representing the Merger Consideration, less the Indemnity Holdback Shares and less the Earnout Holdback Shares."

6.       Section 2.11 (a) is amended to read:

         "(a) the BCC Parties shall withhold from each Stockholder on a pro rata basis and Purchaser and Stockholders shall deliver to the Escrow Agent under the Earnout Escrow Agreement, the Earnout Holdback Shares, to be held and distributed by the Escrow Agent pursuant to the terms of this Agreement and the Earnout Escrow Agreement; and"

7.       The last sentence of Section 4.8(c) is amended to read:

         "All of the Contracts will be fully vested in Surviving Corporation as of the Effective Time of the Merger, without the approval or consent of any Person, or, if such approval or consent is required, Escrow Stockholders will use their best efforts to obtain such on or before the Closing Date or within a reasonable period of time after Closing and deliver such to the BCC Parties."

8.       Section 4.11(b) is amended to read:

         "(b) All Software performs as intended in System Documentation and User Documentation (subject to minor imperfections in the Software that are standard in the software industry) and is free from defects, viruses or any other impediment to Surviving Corporation's quiet enjoyment in the operation thereof (subject to minor imperfections in the Software that are standard in the software industry)."

9.       The first sentence of Section 4.11(d) is amended to read:

         "All Third-Party Software Agreements give Surviving Corporation exactly the same rights and/or obligations thereunder enjoyed by Seller, without the requirement of obtaining any consent or approval, giving any prior or subsequent notice, paying any further royalty or fee to any party thereto or to any other third party, or performing any duty that has not already been fully performed by Seller."

10       The second to the last sentence of Section 4.11(e) is amended to read:

         "Each item of Intellectual Property owned or used in the Business immediately prior to the Effective Time will be owned or available for use by Surviving Corporation on identical terms and conditions immediately after the Closing."

11.      Section 8.9 is amended to read:

         "8.9 ESCROW AGREEMENTS. The Stockholders shall execute and deliver the Earnout Escrow Agreement (the "Earnout Escrow Agreement") in substantially the form attached hereto as EXHIBIT A.1 and the Escrow Stockholders shall execute and deliver the Indemnity Escrow Agreement substantially in the form attached hereto as EXHIBIT A.2."

12.      Section 10.5 is amended to read:

         "10.5 INTELLECTUAL PROPERTY ASSIGNMENT. Any employee of the Seller, including without limitation Michael R. Smith, will execute an assignment to Seller and Surviving Corporation of his right, title and interest in and to Intellectual Property upon request of BCC Parties."

13.       Section 10.6 is amended to read:

          "10.6 USE OF NAME OF SELLER. Stockholders covenant and agree that afterthe Closing they will not, directly or indirectly, use the name "Operator

         Service Company" or "OSC" or any derivation thereof in connection with any business enterprise."

14. In Section 10.9 all references to "Purchaser" shall be deemed to be "Seller and Surviving Corporation."

15.      Section 10.10 is amended to read:

         "10.10 EARNOUT ESCROW. At Closing, Purchaser and Stockholders shall deposit the Earnout Holdback Shares with the Escrow Agent pursuant to the Earnout Escrow Agreement. The Earnout Escrow Agreement shall be executed and delivered by the Stockholders and appropriate BCC Party at Closing. Until such time as the Earnout Holdback Shares shall have been delivered pursuant to the terms of the Earnout Escrow Agreement, each Stockholder covenants and agrees not to sell, transfer, pledge, assign, hypothecate or dispose of or enter any contract, option or pledge or understanding (written or not) with respect to the sale, transfer, pledge, assignment, hypothecation or other disposition of the Earnout Holdback Shares or any dividends or distributions that may be declared or paid with respect thereof. Nothing in this Agreement or the Earnout Escrow Agreement shall require Surviving Corporation or BCC to take any action after the Effective Time that BCC determines, in its sole discretion, is not in the best interests of Surviving Corporation or to conduct its business or the business of Surviving Corporation contrary to the Surviving Corporation's business plan or corporate governance."

16. In Section 13 all references to "Purchaser" shall be changed to "Surviving Corporation."

17. In Section 17(a) all references to "Escrow Stockholders" shall be changed to "Stockholders" with relation to the Earnout Escrow.

18. In Section 17(c)(i) all references to "Purchaser" shall be changed to "Purchaser, Surviving Corporation or BCC Parties."

19. Except as modified above and as otherwise necessary in context to reflect the fact that Purchaser will be merging with and into Seller as the Surviving Corporation and all Stockholders will be funding the Earnout Escrow, all other terms and conditions of the Plan remain in full force and effect.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

         Dated this 4th day of April, 2000.

                             BILLING CONCEPTS CORP.

                             By:  /s/ AUDIE LONG
                             -----------------------------------------------
                             Its: SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                             -------------------------------------------------

                             LUBBOCK ACQUISITION CORP.

                             By:  /s/ AUDIE LONG
                                --------------------------------------------
                             Its: SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                                 ---------------------------------------------

                             OPERATOR SERVICE COMPANY

                             By:  /s/ KIRK SMITH
                                  -------------------------------------------
                             Its: PRESIDENT
                                  -------------------------------------------

                             STOCKHOLDERS:

                                  /s/ MICHAEL R. SMITH
                                  -------------------------------------------
                                  Michael R. Smith

                                  /s/ JAMES KIRK SMITH
                                  -------------------------------------------
                                  James Kirk Smith

                                  /s/ BARRY D. AUSTIN
                                  -------------------------------------------
                                  Barry D. Austin

                                  /s/ HARRIET M. AUSTIN
                                  -------------------------------------------
                                  Harriet M. Austin

                                  /s/ CHRIS AUSTIN
                                  -------------------------------------------
                                  Chris Austin

                                  /s/ SUZANNE AUSTIN
                                  -------------------------------------------
                                  Suzanne Austin

                                  /s/ GREG AUSTIN
                                  -------------------------------------------
                                  Greg Austin

                                  /s/ CHARLES P. BEALL
                                  -------------------------------------------
                                  Charles P. Beall

                                  /s/ GREGORY L. CAMP
                                  -------------------------------------------
                                  Gregory L. Camp

                                  /s/ DAVID L. CRAVEN
                                  -------------------------------------------
                                  David L. Craven

                                  /s/ DEBORAH JILL FROMAN
                                  -------------------------------------------
                                  Deborah Jill Froman

                                  /s/ CARL GLENN HADDOCK
                                  -------------------------------------------
                                  Carl Glenn Haddock

                                  /s/ KARLA J. HATTON
                                  -------------------------------------------
                                  Karla J. Hatton

                                  /s/ ROBERT C. HAWK
                                  -------------------------------------------
                                  Robert C. Hawk

                                  /s/ JOHN J. JELINEK
                                  -------------------------------------------
                                  John J. Jelinek

                                  /s/ GEORGE E. LASS
                                  -------------------------------------------
                                  George E. Lass

                                  /s/ TANGELA KAI LOVERING
                                  ------------------------------------------
                                  Tangela Kai Lovering

                                  /s/ TANGELA KAI LOVERING
                                  --------------------------------------------
                                  Tangela Kai Lovering, Custodian for James M.
                                  Lovering

                                  /s/ JAMES B. LOVERING
                                  -------------------------------------------
                                  James B. Lovering

                                  /s/ VIRGIL B. PETTIGREW
                                  -------------------------------------------
                                  Virgil B. Pettigrew

                                  /s/ JASON J. PLUMB
                                  -------------------------------------------
                                  Jason J. Plumb

                                  /s/ MARVIN L. PYLE
                                  -------------------------------------------
                                  Marvin L. Pyle

                                  /s/ ANGELITA REY
                                  -------------------------------------------
                                  Angelita Rey

                                  /s/ KIRK SMITH
                                  ------------------------------------------
                                  Kirk Smith, Custodian for Brian Jeffrey Smith

                                  /s/ KIRK SMITH
                                  -----------------------------------------
                                  Kirk Smith, Custodian for Eric Justin Smith

                                  /s/ MARK G. SMITHERMAN
                                  -----------------------------------------
                                  Mark G. Smitherman

                                  /s/ MICHAEL D. STARCHER
                                  ------------------------------------------
                                  Michael D. Starcher

                                  /s/ JENNY A. STARCHER
                                  -------------------------------------------
                                  Jenny A. Starcher

                                  /s/ JOHN M. TURNER
                                  -----------------------------------------
                                  John M. Turner

                                  /s/ ABBIE J. UPCHURCH
                                  -------------------------------------------
                                  Abbie J. Upchurch

                                  /s/ PAULA D. WILKINSON
                                  -------------------------------------------
                                  Paula D. Wilkinson

                                  /s/ VIRGIL B. PETTIGREW, EXECUTOR
                                  -------------------------------------------
                                  Virgil B. Pettigrew, Independent Executor
                                  of the Estate of Mary Jane Pettigrew